SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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CERUS CORPORATION

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CERUS CORPORATION

2550 Stanwell Dr.

Concord, CA 94520

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 1, 2011

Dear Stockholder:

Notice is hereby given that the Annual Meeting of Stockholders of Cerus Corporation, a Delaware corporation (the “Company”) will be held on Wednesday, June 1, 2011 at 9:00 a.m. local time at our principal executive offices, located at 2550 Stanwell Drive, Concord, California 94520 for the following purposes:

1.	To elect the three nominees for directors named herein to the Board of Directors of the Company (the “Board”) to hold office until the 2014 Annual Meeting of Stockholders.

2.	To approve an amendment to the Company’s 2008 Equity Incentive Plan (the “2008 Plan”) to increase the aggregate number of shares of common stock authorized for issuance under the 2008 Plan by 2,000,000 shares.

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

4.	To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.

5.	To ratify the selection by the Audit Committee of the Board of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2011.

6.	To conduct any other business properly brought before the annual meeting or any adjournment or postponement of the annual meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the annual meeting is April 4, 2011. Only stockholders of record at the close of business on that date may vote at the annual meeting or any continuation, postponement or adjournment thereof.

By Order of the Board of Directors

Lori L. Roll

Secretary

Concord, California

April 22, 2011

You are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting in person, please vote your proxy promptly so your shares can be represented at the annual meeting. You can vote over the telephone or the internet, or by requesting a printed copy of the proxy materials via mail and completing, signing and returning the proxy card as instructed in the materials. Instructions on how to access the proxy materials over the internet or to request a paper or electronic copy of the full set of proxy materials may be found in the Notice of Internet Availability of Proxy Materials mailed to stockholders on April 22, 2011. If you vote over the telephone or the internet, your vote must be received no later than 11:59 p.m. Eastern Time on May 31, 2011. If you vote using a printed proxy card not delivered in person to the annual meeting, you must submit your proxy in accordance with the instructions provided with the materials at least 8 mailing days prior to the meeting. Even if you have voted by proxy, you may still vote in person if you attend the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the annual meeting, you must bring with you a proxy issued in your name from that record holder that confirms that you are the beneficial owner of those shares or follow the instructions for internet or telephone voting procedures provided by your broker, bank or other nominee.

CERUS CORPORATION

2550 Stanwell Dr.

Concord, CA 94520

PROXY STATEMENT

FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS

June 1, 2011

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials to our stockholders over the internet. Accordingly, we are sending by mail only a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and posting our proxy materials online at www.proxyvote.com. The Notice contains only an overview of the complete proxy materials available. All stockholders are encouraged to access and review all the proxy materials on the website referred to in the Notice or request a paper or electronic copy of the full set of the proxy materials for review prior to voting. Instructions on how to access the proxy materials over the internet or to request a paper or electronic copy of the full set of the proxy materials may be found in the Notice.

We intend to mail the Notice on or about April 22, 2011 to all stockholders of record as of April 4, 2011 who are entitled to vote at the annual meeting.

Will I receive any proxy materials by mail other than the Notice?

No, you will not receive any other proxy materials by mail unless you request a paper or electronic copy of proxy materials. To request that a full set of the proxy materials be sent to your specified postal or email address, please go to www.proxyvote.com or call 1-800-579-1639. Please have your proxy card in hand when you access the website or call and follow the instructions provided. You may also request a full set of the proxy materials by sending an email, referencing the control number set forth in the Notice, to sendmaterial@proxyvote.com.

How do I attend the Annual Meeting?

The meeting will be held on June 1, 2011 at 9:00 a.m. local time at our principal executive offices located at 2550 Stanwell Dr., Concord, CA 94520. Directions to the annual meeting may be found at http://www.cerus.com/index.cfm/Contact/Map_&_Directions. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 4, 2011 are entitled to vote at the annual meeting. On this record date, there were 47,608,700 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 4, 2011, your shares were registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the annual meeting or vote by proxy. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy over the telephone or on the internet as instructed below, or if you request a printed copy of the proxy materials, we urge you to vote by returning your proxy card to ensure your vote is counted. If you vote using a printed proxy card that is not delivered in person at the annual meeting, you must submit your proxy card at least 8 mailing days before the meeting to ensure your vote is counted. If you submit your proxy telephonically or over the internet, you must vote no later than 11:59 p.m. Eastern Time on May 31, 2011.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 4, 2011, your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your broker or other agent and bring this proxy with you to the annual meeting.

What am I voting on?

There are five matters scheduled for a vote at the annual meeting:

•	Election to the Board of the three nominees for directors named herein to hold office until the 2014 Annual Meeting of Stockholders;

•	Approval of an amendment to the 2008 Plan to increase the aggregate number of shares of common stock authorized for issuance under the 2008 Plan by 2,000,000 shares;

•	Advisory approval of the compensation of the Company’s named executive officers, as disclosed in this proxy statement in accordance with SEC rules;

•	Advisory indication of the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers; and

•	Ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2011.

What if another matter is properly brought before the annual meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. With regard to your advisory vote on how frequently we should solicit stockholder advisory approval of executive compensation, you may vote for any one of the following: one year, two years or three years, or you may abstain from voting on that matter. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy over the telephone, vote by proxy over the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote in person even if you have already voted by proxy.

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To vote in person, come to the annual meeting and we will give you a ballot when you arrive. For directions to the annual meeting, please visit our website at http://www.cerus.com/index.cfm/Contact/Map_&_Directions.

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To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time, on May 31, 2011 to be counted.

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To vote over the internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time, on May 31, 2011 to be counted.

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To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received the Notice containing voting instructions from that organization rather than from the Company. Simply follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent and bring this proxy with you to the annual meeting. Follow the instructions from your broker or bank included with the materials from the broker or bank, or contact your broker or bank to request a proxy form.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 4, 2011.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all three nominees for director named herein to the Board of Directors to hold office until the 2014 Annual Meeting of Stockholders; “For” advisory approval of executive compensation; “For” annually as the preferred frequency of advisory votes to approve executive compensation; and “For” ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2011 (as further described in this Proxy Statement). If any other matter is properly presented at the annual meeting, your proxyholder (one of the individuals identified on your proxy card) will vote your shares using his or her best judgment. However, if you are a beneficial owner of shares registered in the name of your broker, bank or other agent, and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes (see “How are votes counted?” and “What are ‘broker non-votes’?” below).

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions for each Notice that you receive to ensure that all of your shares are voted.

Can I change or revoke my vote after submitting my proxy?

Yes. You can change or revoke your proxy at any time before the final vote at the annual meeting. If you are the record holder of your shares, you may change or revoke your proxy in any one of the following ways, regardless of how you previously voted:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to the Company’s Corporate Secretary at 2550 Stanwell Drive, Concord, California 94520.

•	You may attend the annual meeting and vote in person. However, simply attending the annual meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions to change or revoke your vote provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

Our stockholders may submit proposals on matters appropriate for stockholder action at annual stockholder meetings in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”). For such proposals to be included in our proxy materials relating to our 2012 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and your proposal must be submitted in writing by December 24, 2011 to our Corporate Secretary at 2550 Stanwell Drive, Concord, California 94520. However, if our 2012 Annual Meeting of Stockholders is not held between May 2, 2012 and July 1, 2012, then the deadline will be a reasonable time prior to the time that we begin to print and mail our proxy materials.

Pursuant to our bylaws, if you wish to submit a proposal or nominate a director at our 2012 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, you must submit your proposal in writing to our Corporate Secretary at 2550 Stanwell Drive, Concord, California 94520 by no earlier than the close of business on March 3, 2012 and no later than the close of business on April 2, 2012. However, if our 2012 Annual Meeting of Stockholders is not held between May 2, 2012 and July 1, 2012, then you must notify our Corporate Secretary, in writing, no earlier than the close of business on the 90th day prior to the date of the 2012 Annual Meeting of Stockholders and no later than the close of business on the later of (i) the 60th day prior to the date of the 2012 Annual Meeting of Stockholders, or (ii) if we publicly announce the date of the 2012 Annual Meeting of Stockholders fewer than 70 days prior to the date of the 2012 Annual Meeting of Stockholders, the 10th day following the day that we first make a public announcement of the date of the 2012 Annual Meeting of Stockholders. We also advise you to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. The chairperson of the 2012 Annual Meeting of Stockholders may determine, if the facts warrant, that a matter has not been properly brought before the annual meeting and, therefore, may not be considered at the annual meeting. In addition, if you do not also comply with the requirements of the 1934 Act, our management will have discretionary authority to vote all shares for which we have proxies in opposition to any such stockholder proposal or director nomination.

How are votes counted?

Votes will be counted by the inspector of elections appointed for the annual meeting, who will separately count: for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; with respect to the proposal regarding frequency of stockholder advisory votes to approve executive compensation, votes for frequencies of one year, two years or three years, abstentions and broker non-votes; and with respect to all other proposals, votes “For”, “Against,” abstentions and, if applicable, broker non-votes. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the annual meeting. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of stockholders, such as mergers or stockholder proposals, election of directors, even if uncontested, and, for the first time, under a new amendment to the rules of the New York Stock Exchange, executive compensation, including the advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation.

How many votes are needed to approve each proposal?

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To be approved, Proposal No. 1, to elect the three nominees for director nominated by the Board, must receive “For” votes from the holders of a plurality of the votes present in person or represented by proxy and entitled to vote at the annual meeting. Only votes “For” or “Withheld” will affect the outcome.

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To be approved, Proposal No. 2, approval of an amendment to the 2008 Plan to increase the aggregate number of shares of common stock authorized for issuance under the 2008 Plan by 2,000,000 shares, must receive “For” votes from the holders of a majority of the shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

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Proposal 3, advisory approval of the compensation of the Company’s named executive officers, will be considered to be approved if it receives “For” votes from the holders of a majority of shares either present in person or represented by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

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For Proposal 4, the advisory vote on the frequency of stockholder advisory votes on executive compensation, the frequency receiving the votes of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the annual meeting will be considered the frequency preferred by the stockholders. Abstentions and broker non-votes will have no effect.

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To be approved, Proposal No. 5, the ratification of the selection by the Audit Committee of the Board of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2011, must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect. Although stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required, the Board is submitting Proposal No. 5 to the stockholders for ratification as a matter of good corporate practice. See Proposal No. 5 for more information regarding stockholder ratification.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the annual meeting in person or represented by proxy. On the record date, there were 47,608,700 shares outstanding and entitled to vote. Thus, the holders of 23,804,351 shares must be present in person or represented by proxy at the annual meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the annual meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chair of the meeting or the holders of a majority of shares present at the annual meeting in person or represented by proxy may adjourn the annual meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

This Proposal No. 1 is to elect three nominees for director named herein to the Board. The Board is divided into three classes and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.

The Board presently has seven (7) members. There are three (3) directors in the class whose term of office expires in 2011. Proxies will not be voted for a greater number of persons than the three nominees named below.

Each of the nominees listed below, except Mr. Greenman, is currently a director of the Company who was previously elected by the stockholders. Mr. Greenman was recommended for election to the Board by Mr. Cassin, a non-employee director and Chair of the Board and Nominating and Corporate Governance Committee. If elected at the annual meeting, each of these nominees would serve until the 2014 annual meeting and until his or her successor is elected and has qualified, or sooner in the event of the director’s death, resignation or removal. It is our policy to invite directors and nominees for director to attend our annual meetings of stockholders. Three of our then-current directors attended the 2010 Annual Meeting of Stockholders in person.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of the nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, the proxies will be voted for the election of a substitute nominee or nominees proposed by our Nominating and Corporate Governance Committee of the Board. Each nominee for election has agreed to serve if elected. Our management has no reason to believe that any of these nominees will be unable to serve.

The following is a brief biography of each nominee and each director whose term will continue after the annual meeting and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director, as of the date of this proxy statement. The Nominating and Corporate Governance Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating and Corporate Governance Committee to believe that that nominee should continue to serve on the Board. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2014 ANNUAL MEETING

Timothy B. Anderson, 64, has served as a member of our Board since 2003. The Nominating and Corporate Governance Committee concluded that Mr. Anderson should continue to serve as a director of the Company in part due to his extensive knowledge of the Company, having been a director since 2003, which brings historic knowledge and continuity to the Board. The Board also considered his operational and global industry experience obtained from his many years as an executive with Baxter International. Mr. Anderson was Senior Vice President

of Strategy and Business Development of Baxter International, Inc., a pharmaceutical company, from 1999 until 2002, and held various management positions at Baxter International from 1992 until 1999, including President, Biotech Group from 1992 until 1997, Group Vice President from 1993 until 1997 and Chairman, Baxter Europe from 1997 until 1999.

Bruce C. Cozadd, 47, has served as a member of our Board since November 2001. The Nominating and Corporate Governance Committee concluded that Mr. Cozadd should continue to serve as a director of the Company in part due to his extensive financial management expertise as the former Chief Financial Officer of ALZA Corporation and his industry expertise as the Chairman and Chief Executive Officer of Jazz Pharmaceuticals, Inc. This expertise has also led the Board to determine that he is an “audit committee financial expert” as defined the by the SEC. The Board also believes that because Mr. Cozadd has been a director since 2001, he brings historic knowledge and continuity to the Board. Mr. Cozadd serves as Chairman and Chief Executive Officer of Jazz Pharmaceuticals, Inc., a pharmaceutical company that he co-founded in 2003. From 2003 until April 2009, he served as Executive Chairman of Jazz Pharmaceuticals. From 1991 until 2001, he held various positions with ALZA Corporation, a pharmaceutical company now owned by Johnson & Johnson, most recently as its Executive Vice President and Chief Operating Officer, with responsibility for research and development, manufacturing and sales and marketing and prior to that as Chief Financial Officer and Vice President, Corporate Planning and Analysis. Previously, Mr. Cozadd was a member of the health care investment banking team at Smith Barney, Harris Upham & Co. He serves on the boards of Jazz Pharmaceuticals, Inc., Threshold Pharmaceuticals, a biotechnology company, and The Nueva School and Stanford Hospital and Clinics, both non-profit organizations. He received a B.S. from Yale University and an M.B.A. from the Stanford Graduate School of Business.

William M. Greenman, 44, has served our President and Chief Executive Officer and a member of our Board since April 2011. The Nominating and Corporate Governance concluded that Mr. Greenman should continue to serve as a director of the Company in part due to his extensive knowledge of the day-to-day operations of the Company obtained as a result of his various executive roles at Cerus over the last fifteen years, most recently as Senior Vice President, Business Development and Marketing and Chief Business Officer. Mr. Greenman served as our Senior Vice President, Business Development and Marketing from August 2008 until April 2011 and was named our Chief Business Officer in April 2010. Mr. Greenman served as our President, Cerus Europe, from 2006 until August 2008. From 1999 to 2006, Mr. Greenman served as our Vice President, Business Development after returning to the Company from a brief time in the venture capital business. Prior to joining us in 1995 as Director of Business Development, Mr. Greenman worked in various marketing and business development positions in Baxter’s Biotech Division from 1991 to 1995. Mr. Greenman has served on the board of directors of Aduro BioTech, a venture backed private cancer vaccines company, since June 2010.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2012 ANNUAL MEETING

B.J. Cassin, 77, has served as Chair of the Board since December 1992. The Nominating and Corporate Governance Committee concluded that Mr. Cassin continues to be a valuable member of the Board in part due to his extensive knowledge of the Company, having been a director since 1992, which brings historic knowledge and continuity to the Board. Mr. Cassin has been a private venture capitalist since 1979. Previously, Mr. Cassin co-founded Xidex Corporation, a manufacturer of data storage media, in 1969. Mr. Cassin is currently a director of a number of private companies.

William R. Rohn, 67, has served as a member of our Board since March 2002. The Nominating and Corporate Governance Committee concluded that Mr. Rohn continues to be a valuable member of the Board in part due to his extensive management expertise as the former Chief Operating Officer of Biogen Idec. The Board also believes that because Mr. Rohn has been a director since 2002, he brings historic knowledge and continuity to the Board. Mr. Rohn served as Chief Operating Officer of Biogen Idec, the successor company to IDEC Pharmaceuticals, a biotechnology company, from 2003 until 2005. From 1998 until 2003, Mr. Rohn was President and Chief Operating Officer of IDEC Pharmaceuticals, a biotechnology company. Mr. Rohn joined IDEC in 1993 as Senior Vice President, Commercial and Corporate Development and was appointed Senior Vice President, Commercial Operations in 1996. From 1984 until 1993, Mr. Rohn was employed by Adria Laboratories, a pharmaceutical company, most recently as Senior Vice President of Sales and Marketing. Mr. Rohn serves on the boards of directors of Cebix, Inc., a privately-held biotechnology company, Intellikine, Inc., a privately-held biotechnology company, The LaJolla Institute for Allergy and Immunology, a non-profit research institute and Protox Therapeutics, Inc., a Canadian biotechnology company.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2013 ANNUAL MEETING

Dr. Laurence M. Corash, 67, one of our co-founders, has served as a member of our Board since December 2002. The Nominating and Corporate Governance Committee concluded that Dr. Corash continues to be a valuable member of the Board in part due to his extensive knowledge of the Company, having been a director since 2002, which brings historic knowledge and continuity to the Board. The Board also considered his scientific expertise obtained from almost 30 years as an M.D. in the field of hematology, which is relevant to our pathogen inactivation technology for blood products. Dr. Corash has been our Senior Vice President and Chief Medical Officer since March 2008. Previously, he had been our Vice President, Medical Affairs since July 1996 and Director of Medical Affairs from July 1994. Dr. Corash was a consultant to us from 1991 until 1994, when he joined us as Director, Medical Affairs. Dr. Corash has been a Professor of Laboratory Medicine at the University of California, San Francisco since July 1985 and continues to serve as an Attending Physician at the University of California Medical Center. He was the Chief of the Hematology Laboratory for the Medical Center at the University of California, San Francisco from 1982 to 1997. From February 1990 to July 1994, Dr. Corash was a member of the FDA Advisory Panel for Hematology Devices. Dr. Corash currently serves as the industry representative on the Department of Health and Human Services’ Advisory Committee on Blood Safety and Availability.

Gail Schulze, 59, has served as a member of our Board since 2007. The Nominating and Corporate Governance Committee concluded that Ms. Schulze continues to be a valuable member of the Board in part due to her extensive experience in executive roles in both large and small life sciences organizations at various stages of development. She is currently the chair and chief executive officer of Zosano Pharma, a private biopharmaceutical company. From May 2006 to March 2007, she was the chief executive officer and a director of YM Biosciences US and president, YM Biosciences, Inc., a global biopharmaceutical organization with three late-stage oncology programs. Prior to joining YM Biosciences in 2006, she was president, chief executive officer and director of Eximias Pharmaceutical Corporation, also a late-stage biopharmaceutical company focused on oncology. From 2001 to 2004, Ms. Schulze was chief operating officer and deputy chief executive officer of Aventis Behring LLC, a fully independent biologics subsidiary of Aventis, and from 1997 to 2001, was senior executive vice president and chief commercial officer. From 1995 to 1997, she was corporate vice president of Allegiance Healthcare Corporation, where she led the creation and management of the Cost Management Services group of divisions. From 1979 to 1995, Ms. Schulze held multiple positions within Baxter Healthcare Corporation focused on the global development and commercialization of chronic therapies, most recently as president of the US Managed Care division and president of Renal Division Europe. Ms. Schulze has served on multiple private and public boards. She received a BA with highest honors in psychobiology from the University of California, Santa Cruz, studied neurophysiology at the University of Wisconsin and received her MBA from the Stanford Graduate School of Business.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

The Nasdaq Stock Market (“Nasdaq”) listing standards require that a majority of the members of a listed company’s board of directors qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in applicable Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions and relationships between each director, or any of his or her family members, and us, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that the following five (5) directors are independent directors within the meaning of the applicable Nasdaq listing standards: Messrs. Cassin, Cozadd, Anderson, Rohn and Ms. Schulze. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship. Mr. Greenman, our current President and Chief Executive Officer, and Dr. Corash, our Senior Vice President and Chief Medical Officer, are not independent directors by virtue of their employment with us. Mr. Glassell, our former President and Chief Executive Officer, also was not an independent director during his service as a member of the Board by virtue of his employment with us.

BOARD LEADERSHIP STRUCTURES

The Board of Directors of the Company has an independent chair, Mr. Cassin, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Board Chair can enhance the effectiveness of the Board as a whole.

ROLE OF THE BOARD IN RISK OVERSIGHT

Our management team is responsible for identifying and reviewing risks facing our company, including, without limitation, strategic, operational, financial and regulatory risks and generally meets on a weekly basis as part of such responsibility to review and discuss our risk exposure on a day-to-day basis. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with securities and financial regulations, in addition to oversight of the performance of our internal audit function. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. To the extent any risks identified by each standing committee of the Board are material to our strategic, operational, financial or regulatory matters or otherwise merit discussion by the whole Board, the respective committee chair will raise risks at the next scheduled meeting of the Board. Typically, the Audit Committee of the Board meets at least quarterly to review our major financial risk exposures in connection with various matters, including the filing of our quarterly reports with the SEC. The other committees of the Board meet at least annually to review and discuss each committees’ respective areas of oversight and related risk exposures in such areas. The Board and its committees periodically receive risk management updates through business reports from management provided at meetings of the Board or its committees throughout the year. Following consideration of the information provided by management, the Board provides feedback and makes recommendations, as needed, to help minimize our risk exposure.

MEETINGS OF THE BOARD OF DIRECTORS

The Board met ten times during 2010. Each Board member attended 75% or more of the aggregate number of the meetings held by the Board and of the committees on which he or she served that were held during the period for which he or she was a director or committee member.

As required under applicable Nasdaq listing standards, in 2010, our independent directors met 10 times in regularly scheduled executive sessions at which only independent directors were present.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for 2010 for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
B. J. Cassin			X	*	X	*
Timothy B. Anderson	X				X
Laurence M. Corash
Bruce C. Cozadd	X	*	X		X
Claes Glassell(1)
William R. Rohn	X				X
Gail Schulze			X		X

Total meetings in fiscal 2010	4		10		1

*	Committee Chairperson
(1)	Mr. Glassell resigned from the Board effective April 18, 2011.

Below is a description of each standing committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq and SEC rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the 1934 Act to oversee our corporate accounting and financial reporting processes and audits of our financial statements. The Audit Committee: evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; reviews the relationships between the Company and any prospective independent registered public accounting firm that may bear on independence and discusses those relationships with the prospective independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in our annual report on Form 10-K; discusses with management and the independent registered public accounting firm the results of the annual audit and the results of our quarterly financial statements; annually discusses with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; reviews the results of management’s efforts to monitor compliance with our programs and policies designed to ensure adherence to applicable laws and rules, as well as to our code of ethics, including review and approval of related-party transactions as required by Nasdaq and reviews and discusses with management and the independent registered public accounting firm our disclosures under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in periodic reports filed with the SEC. The Audit Committee also performs those specific functions as set forth above under the heading “Role of the Board in Risk Oversight.” The Audit Committee comprises three (3) directors: Messrs. Anderson, Cozadd (Chair) and Rohn, all of whom were on the Audit Committee for all of 2010. The Audit Committee met four (4) times during the 2010 fiscal year. The Audit Committee has adopted a written charter that is available to stockholders on the Company’s website at www.cerus.com under the section entitled “investors” at “Corporate Governance.”

The Board reviews the Nasdaq listing standards and applicable definitions of “independence” for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A) of the Nasdaq listing standards and Rule 10A-3(b)(1) of the 1934 Act). The Board has also determined that Mr. Cozadd qualifies as an “audit committee financial expert,” as defined in applicable rules and regulations promulgated by the SEC and satisfies the financial sophistication requirements of the Nasdaq listing standards. The Board made a qualitative assessment of Mr. Cozadd’s level of knowledge and experience based on a number of factors, including his formal education and his service in executive capacities having financial oversight responsibilities. These positions include various management positions at ALZA Corporation and Jazz Pharmaceuticals, Inc., pursuant to which Mr. Cozadd has experience supervising the preparation of financial reports. For further information on Mr. Cozadd’s experience, please see his biography under “Proposal No. 1—Election of Directors.”

Report of the Audit Committee of the Board of Directors(1)

Our management has primary responsibility for preparing our financial statements and establishing the financial reporting process. Our independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with United States generally accepted accounting principles.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2010 with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards, or SAS, No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) and SAS No. 114, The Auditor’s Communications with Those Charged with Governance under the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB. The Audit Committee has also received the written disclosures and the letter from the independent registered public accountants required by the applicable requirements of the PCAOB regarding independent accountants’ communications with the Audit Committee

(1)	The material in this Report of the Audit Committee of the Board of Directors is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Cerus Corporation under the Securities Act of 1933, as amended, (the “1933 Act”) or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Audit Committee:

Mr. Bruce C. Cozadd

Mr. Timothy B. Anderson

Mr. William R. Rohn

Compensation Committee

The Compensation Committee of the Board comprises three (3) directors: Mr. Cassin (chair), Mr. Cozadd and Ms. Schulze, all of whom were on the Compensation Committee for all of 2010. Ms. Schulze became chair of the Compensation Committee in January 2011. All members of our Compensation Committee are independent (as “independence” is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Compensation Committee met ten (10) times during the 2010 fiscal year. The Compensation Committee has adopted a written charter that is available to stockholders on our website at www.cerus.com under the section entitled “investors” at “Corporate Governance.”

The Compensation Committee acts on behalf of the Board to review, adopt and oversee our compensation strategy, policies, plans and programs including: establishment of corporate objectives relevant to the compensation of our executive officers and other senior management and evaluation of performance in light of these stated objectives; review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of our chief executive officer and the other executive officers; and administration of our equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs. The Compensation Committee also performs those specific functions as set forth above under the heading “Role of The Board in Risk Oversight.”

Under its charter, the Compensation Committee may form and delegate authority to subcommittees as appropriate, including, but not limited to, a subcommittee composed of one or more members of the Board, to grant stock awards under our equity incentive plans to persons who are not (i) “Covered Employees” as defined under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”); (ii) individuals with respect to whom we wish to comply with Section 162(m) or (iii) then subject to Section 16 of the 1934 Act.

Process of Setting and Approving Executive Compensation

Overview

We believe that the performance of our executive officers has the potential to significantly impact our ability to achieve our corporate goals. We therefore give considerable thought to the design and administration of our executive officer compensation program. This program is intended to enhance stockholder value by attracting and retaining qualified individuals and motivating those individuals to perform at the highest of professional levels and to contribute to our growth and success. We attract and retain executives by offering competitive compensation packages as compared to the companies we consider to be our peers. The process we use to determine the competiveness of our compensation packages is discussed in greater detail below under the heading “Benchmarking.”

When creating an executive’s overall compensation package, the Compensation Committee considers the different components of our compensation packages in light of the role the executive will play in achieving our near term and longer term goals as well as the compensation packages provided to similarly situated executives at the companies we consider to be our peers. Performance-based cash compensation and equity awards are made based on the achievement of measurable corporate and individual performance goals designed to create incentives that we believe enhance executive performance. The corporate goals vary year-to-year, but generally include value-adding achievements such as revenue, gross margin and year end cash targets and timely completion of undertakings. The individual performance component focuses on the executive officer’s performance in executing his or her day-to-day tasks as well as his or her contribution toward achieving our corporate goals.

Process

Typically, the Compensation Committee meets at least four times per year, with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our chief executive officer and our vice president, administration. The Compensation Committee also meets regularly in executive session. From time to time, various members of our management and other employees, as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel, as well as the authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and to access other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. For all executive officers, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executive officers in various hypothetical scenarios, executive officer and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels. In determining 2010 and 2011 compensation for our executive officers, the Compensation Committee considered the recommendations of our former chief executive officer as well as the reports and benchmarks described below under the heading “Benchmarking.”

Generally, the Compensation Committee’s process involves two related elements: the determination of compensation levels, including equity awards, and the establishment of performance goals for the current year. At the beginning of each year, performance goals are recommended to, and then approved by, the full Board. Shortly after the end of each year, our chief executive officer has historically reviewed the performance of each of the other executive officers and shared that review with the applicable executive officer. The performance of all executive officers is evaluated in terms of meeting our corporate goals and their individual performance goals. After discussing their annual review with our chief executive officer, certain of our executive officers set personal goals for the upcoming year based on the input from, and discussion with, our chief executive officer. For all executive officers (other than the chief executive officer), the chief executive officer has historically provided recommendations to the Compensation Committee regarding the allocation of compensation between base salary, short-term performance-based cash incentive compensation and long-term equity incentive compensation, and the amounts thereof, and assists in the determination of performance target levels as a percentage of salary for the year’s short-term performance-based cash incentive compensation. The chief executive officer also has historically provided input to the Compensation Committee during the course of the year as to the performance of the executive officers. If the Compensation Committee determines that additional factors should be taken into consideration, the Compensation Committee has the ability to exercise its discretion to modify any recommended adjustments or awards. For the chief executive officer, the allocation of base salary, short-term performance-based cash incentive compensation and long-term equity incentive compensation, and the applicable performance target levels as a percentage of base salary related to the short-term performance-based cash incentive compensation, are determined by the Compensation Committee. The Compensation Committee ultimately approves the compensation packages for all executive officers, including the chief executive officer. The chief executive officer has no role in setting his compensation and is specifically excluded from any discussions or deliberations related to his compensation package. The chief executive officer’s compensation package has historically been directly tied to Company performance, with some adjustment, if any, based on the Compensation Committee’s assessment of his personal performance for the performance year. Historically, the Compensation Committee has made its most significant adjustments to annual compensation, determined cash and equity awards and established new performance objectives at one or more meetings held during the first and fourth quarters of the year. Generally, adjustments to the base salary of our executive officers are determined by the Compensation Committee in February of each year, with the adjustments becoming effective March 1st. As discussed more fully below, annual short-term performance-based awards are generally made in January of the year following the year in which services are performed. In prior years, long-term equity incentive compensation was determined during the last quarter of each year. Beginning in 2010, long-term equity incentive compensation was determined during the third quarter of each year. The Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year.

Benchmarking

In general, the Compensation Committee establishes the appropriate pay scales with respect to each component of our executive compensation packages through a process called benchmarking. This process is performed to ensure that total compensation is competitive within the industry and appropriate when certain levels of performance are achieved. If, based on this evaluation, the Compensation Committee determines that the Company’s current compensation levels are not appropriate or tailored to our compensation objectives, then the Compensation Committee may adjust the applicable compensation levels and targets accordingly. For 2010, the Compensation Committee selected the 50th percentile as the appropriate benchmark to target in establishing each component of our executive compensation packages.

The Compensation Committee recognizes that benchmarking is an imperfect tool for establishing competitive compensation packages as the job responsibilities of persons with similar titles may vary significantly from company to company, and that a person’s title is not necessarily descriptive of a person’s duties. Therefore, the Compensation Committee considers the scope and complexity of executive positions against which we benchmark and compares these positions to the scope and complexity of our executive positions. The result is an assessment of the compensation being paid to our executives in light of the compensation being paid to persons performing duties of similar scope and complexity at the companies against which we are benchmarking. The Compensation Committee uses this assessment to assist it in making decisions regarding appropriate compensation levels for our executive positions. The underlying principle of the evaluation methodology is to focus on identifying those positions that have a scope and complexity of responsibilities that are comparable to those duties exercised by each of our particular executives.

In gathering the appropriate data for use in setting 2010 executive compensation, the Compensation Committee reviewed the 2009 Radford Global Life Sciences Compensation Report using data from companies with 50-149 employees. In addition, the Compensation Committee exercised its authority under its charter to engage the services of outside advisors, experts and others to assist the Compensation Committee in carrying out its delegated duties by retaining the services of Compensia, an independent consulting firm that specializes in executive compensation consulting. The Compensation Committee engaged Compensia to assist in evaluating our executive compensation program as compared to the labor market in which we compete for talent. Compensia evaluated our executive officers’ base salaries, incentive compensation and equity compensation. No other services were provided by Compensia.

Compensia compared our executive compensation levels to those of a peer group of fourteen companies. The peer group consisted of two groups: (1) core peers identified by targeting late development stage biopharmaceutical companies (Phase III or pre-NDA to marketed products) and other life science companies with similar revenue and market capitalizations and (2) aspirational peers generally representing revenue, income and market capitalization expectations up to 4 times greater than our current situation. The companies that comprised the peer group were: Arena Pharmaceuticals, Cypress Bioscience, Depomed, DURECT, Dynavax Technologies, InterMune, Ligand Pharmaceuticals, MAP Pharmaceuticals, Medivation, Pain Therapeutics, Sciclone Pharmaceuticals, Spectrum Pharmaceuticals, Vical and XOMA. The Compensation Committee relied on Compensia to conduct its own research, compile its own survey data and provide a summary of this data to assist the Compensation Committee with its decisions with respect to setting executive compensation levels.

With respect to director compensation matters, the Compensation Committee determines and sets non-employee director compensation in the manner more fully described under the section of this Proxy Statement entitled “Director Compensation.”

Compensation Committee Interlocks and Insider Participation

As noted above, our Compensation Committee consists of Messrs. Cassin and Cozadd and Ms. Schulze. No member of the Compensation Committee is or has ever been one of our officers or employees. None of our executive officers has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Compensation Committee, nor has such a relationship existed in the past.

Indemnification and Limitation of Director and Officer Liability

In July 1996, the Board authorized us to enter into indemnity agreements with each of our directors and executive officers and authorized the amendment and restatement of our indemnification agreement in April 2009. The form of indemnity agreement, as amended, provides that we will indemnify against any and all expenses of the indemnified person who incurred such expenses because of his or her status as a director or executive officer, to the fullest extent permitted by our bylaws and Delaware law. In addition, our bylaws provide that we shall indemnify our directors and executive officers to the fullest extent not prohibited by Delaware law, subject to certain limitations, and may also secure insurance, to the fullest extent permitted by Delaware law, on behalf of any director, officer, employee or agent against any expense, liability or loss arising out of his or her actions in such capacity.

Our amended and restated certificate of incorporation contains certain provisions relating to the limitation of liability of directors. Our amended and restated certificate of incorporation provides that a director shall not be personally liable to our stockholders or us for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to our stockholders or us, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful stock repurchases or redemptions or (iv) for any transaction from which the director derived an improper benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. The provision in the amended and restated certificate of incorporation does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company; reviewing, evaluating and considering the recommendation for nomination of incumbent directors; recommending to the Board candidates for election to the Board; considering recommendations for Board nominees and proposals submitted by our stockholders; making recommendations regarding the membership of the committees of the Board; assessing the performance of the Board; overseeing all aspects of our corporate governance functions on behalf of the Board; and making recommendations to the Board regarding corporate governance issues. The Nominating and Corporate Governance Committee also performs those specific functions as set forth above under the heading “Role of the Board in Risk Oversight.” The Nominating and Corporate Governance Committee comprises five (5) directors: Messrs. Cassin (Chair), Anderson, Cozadd, Rohn and Ms. Schulze, all of whom were on the Nominating and Corporate Governance Committee for all of 2010. All members of the Nominating and Corporate Governance Committee are independent (as “independence” is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met once during 2010. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on our website at www.cerus.com under the section entitled “investors” at “Corporate Governance.”

The Nominating and Corporate Governance Committee has not determined specific minimum criteria that a Board member must possess, but generally a qualified candidate must possess the highest personal and professional integrity, have demonstrated exceptional ability and judgment and have the ability to work effectively with other members of the Board. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee evaluates these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee uses an informal network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. For the directors nominated for re-election for a three-year term expiring at the 2014 annual meeting, the Nominating and Corporate Governance Committee did not pay a fee to any third party to assist in the process of identifying or evaluating director candidates but has in the past, and may again in the future, pay fees to third parties to assist in identifying or evaluating director candidates.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. When considering candidates for membership to the Board that are nominated by stockholders, the Nominating and Corporate Governance Committee employs the same policy that it uses to evaluate candidates recommended by members of the Board. Any stockholder wishing to nominate a director candidate should submit in writing the candidate’s name, biographical information, business qualifications, including a description of the proposed nominee’s business experience for at least the previous five years, and a representation that the nominating stockholder is a beneficial or record owner of our stock to Mr. Cassin, Chair of the Nominating and Corporate Governance Committee, Cerus Corporation at 2550 Stanwell Drive, Concord, California 94520. Any such submission also must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. All qualified submissions are reviewed by the Nominating and Corporate Governance Committee at the next appropriate meeting. If a stockholder wishes the Nominating and Corporate Governance Committee to consider a director candidate for nomination at our next annual meeting of stockholders, then our bylaws require that written recommendations be received by us no sooner than 90 and no later than 60 days prior to the first anniversary of the preceding year’s annual meeting of stockholders.

To date, the Nominating and Corporate Governance Committee has not rejected a timely director nominee from a stockholder or group of stockholders that beneficially owned more than 5% of our voting stock.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

To date, we have not adopted a formal process for stockholder communications with the Board. However, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent. Our stockholders may communicate directly with any of our senior managers, the independent members of the Board or any Chair of a Board Committee, including the Chair of the Board, by writing directly to those individuals at Cerus Corporation at 2550 Stanwell Drive, Concord, California 94520. Stockholder communications related to director candidate recommendations should be directed to the Chair of the Nominating and Corporate Governance

Committee, Mr. Cassin. In addition, if our stockholders or employees have any concerns related to our financial or accounting practices, we encourage communicating those concerns directly to the Chair of the Audit Committee, Mr. Cozadd.

Code of Ethics

We have adopted the Cerus Corporation Code of Business Conduct and Ethics (the “Ethics Code”) that applies to all of our officers, directors and employees. The Ethics Code is available on our website at www.cerus.com on the “Corporate Governance” page of the section entitled “Investors.” If we make any substantive amendments to the Ethics Code or grant any waiver from a provision of the Ethics Code to any executive officer or director, we intend to promptly disclose the nature of the amendment or waiver as required by applicable laws. To satisfy our disclosure requirements, we may post any waivers of or amendments to the Ethics Code on our website in lieu of filing such waivers or amendments on a Form 8-K.

Our employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Ethics Code. The Audit Committee has established procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of related concerns.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO 2008 EQUITY INCENTIVE PLAN

Our 2008 Equity Incentive Plan, or the 2008 Plan, was adopted by the Compensation Committee of the Board on April 22, 2008, pursuant to authority delegated by the Board, and subsequently approved by our stockholders. The 2008 Plan is the successor to and continuation of our 1999 Equity Incentive Plan and 1998 Non-Officer Stock Option Plan, or the Prior Plans. Prior to stockholder approval of the amendment subject to this Proposal 2, there is an aggregate total of 8,157,720 shares of common stock authorized for issuance under the 2008 Plan. During the 2010 fiscal year, we granted options to purchase 545,000 shares of common stock under the 2008 Plan to our current executive officers at an exercise price of $3.00 per share, we granted to all employees (excluding executive officers) as a group options to purchase 353,790 shares of common stock at exercise prices ranging from $1.80 to $3.85 per share and we granted to our non-employee directors as a group options to purchase 82,500 shares of common stock at an exercise of $1.80 per share.

This Proposal No. 2 seeks an increase in the number of shares that may be issued under the 2008 Plan beyond those currently reserved for issuance under the 2008 Plan by 2,000,000 shares. At April 4, 2011, stock awards (net of cancelled or expired awards) covering an aggregate of 6,850,255 shares were outstanding under the 2008 Plan, and 1,235,354 shares remained available for future grant under the 2008 Plan.

In April 2011, our Board approved an amendment to the 2008 Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the 2008 Plan by 2,000,000 shares of common stock. Our Board adopted this amendment to ensure that Cerus can continue to grant stock options and other stock awards under the 2008 Plan at levels determined appropriate by our Board and Compensation Committee.

The Board believes that it is very important that our eligible employees, consultants and directors receive part of their compensation in the form of equity awards to foster their investment in the Company, reinforce the link between their financial interests and those of our other stockholders and maintain a competitive compensation program within the Company. Equity compensation fosters an employee ownership culture, motivates employees to create stockholder value and, because the awards are typically subject to vesting and other conditions, promotes a focus on long-term value creation. The equity incentive programs we have in place have worked to build stockholder value by attracting and retaining extraordinarily talented employees, consultants and directors. The Board believes we must continue to offer competitive equity compensation packages in order to attract and motivate the talent necessary for our continued growth and success.

We recognize that equity compensation awards dilute stockholder equity and must be used judiciously. Our equity compensation practices are designed to be in line with industry norms, and we believe our historical share usage has been responsible and mindful of stockholder interests. Certain provisions in the 2008 Plan are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

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Flexibility in designing equity compensation scheme. The 2008 Plan allows us to provide a broad array of equity incentives, including traditional stock option grants, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards and performance cash awards. By providing this flexibility we can quickly and effectively react to trends in compensation practices and continue to offer competitive compensation arrangements to attract and retain the talent necessary for the success of our business.

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Stockholder approval is required for additional shares. The 2008 Plan does not contain an annual “evergreen” provision. Thus, shareholder approval is required each time we need to increase the share reserve allowing our shareholders the ability to have a say on our equity compensation programs.

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Repricing is not allowed. The 2008 Plan prohibits the repricing of outstanding equity awards and the cancelation of any outstanding equity awards that have an exercise price or strike price greater than the current fair market value of our common stock in exchange for cash or other stock awards under the 2008 Plan.

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Share counting provisions. The share reserve under the 2008 Plan is reduced by one share for each share of common stock issued pursuant to a stock option or stock appreciation right and 1.5 shares for each share of common stock issued pursuant to restricted stock, restricted stock units, performance stock awards, or other stock awards. This helps to ensure that we are using the share reserve effectively and with regard to the value of each type of equity award.

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Submission of 2008 Plan amendments to shareholders. The 2008 Plan requires shareholder approval for material amendments to the 2008 Plan, including as noted above, any increase in the number of shares reserved for issuance under the 2008 Plan.

Stockholders are requested in this Proposal 2 to approve the amendment to the Company’s 2008 Plan described above. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve the amendment to the 2008 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. A copy of the 2008 Plan, as amended, is appended to this proxy statement as Appendix A.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 2.

Description of the 2008 Equity Incentive Plan

The material features of the 2008 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2008 Plan. Stockholders are urged to read the actual text of the 2008 Plan, as amended, in its entirety, which is appended to this proxy statement as Appendix A.

Background and Purpose

The terms of the 2008 Plan provide for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights, other stock-related awards, and performance awards that may be settled in cash, stock, or other property.

The purpose of the 2008 Plan is to provide a means by which employees, directors, and consultants may be given an opportunity to purchase our common stock to assist us in securing and retaining the services of such persons, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for our success.

Shares Available for Awards

If this Proposal No. 2 is approved, the total number of shares of our common stock reserved for issuance under the 2008 Plan will consist of:

•	8,157,720 shares of common stock previously authorized for issuance under the 2008 Plan; plus

•	2,000,000 shares.

We call this aggregate number the “Share Reserve.” The number of shares available for issuance under the 2008 Plan is reduced by (i) one share for each share of common stock issued pursuant to an option grant or stock appreciation right with a strike price of at least 100% of the fair market value of the underlying common stock on the date of grant, and (ii) one and one-half (1.5) shares for each share of common stock issued pursuant to restricted stock awards, restricted stock unit awards, performance stock awards, or other stock-related awards granted under the 2008 Plan.

As of December 31, 2010, there were 1,167,175 shares of common stock (plus any shares that might in the future be returned to the plan as a result of cancellation or expiration of options) available for future grant under the 2008 Plan. In addition, as of such date, options covering an aggregate of 6,843,400 shares were outstanding and awards other than options and stock appreciation rights covering an aggregate of 114,076 shares were outstanding. The weighted average exercise price of all options outstanding as of December 31, 2010 was approximately $6.42 and the weighted average remaining term of such options was approximately 2.59 years.

If a stock award expires or otherwise terminates without having been exercised in full or is settled in cash, such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of the common stock that may be issued pursuant to the 2008 Plan. If any shares of common stock issued pursuant to a stock award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the participant, then the shares which are forfeited shall revert to and again become available for issuance under the 2008 Plan. Any shares reacquired by the Company pursuant to its withholding obligations or as consideration for the exercise of an option shall not again become available for issuance under the 2008 Plan. In addition, if the exercise price of any award is satisfied by the tender of shares of common stock to us (whether by actual delivery or attestation), the shares tendered will not again be available for issuance under the 2008 Plan. The 2008 Plan does not permit shares repurchased by the Company with proceeds collected in connection with the exercise of outstanding options to be returned to the Share Reserve.

To the extent there is a share of common stock issued pursuant to a stock award that counted as one and one-half (1.5) shares against the number of shares available for issuance under the 2008 Plan and such share of common stock again becomes available for issuance under the 2008 Plan, then the number of shares of common stock available for issuance under the 2008 Plan shall increase by one and one-half (1.5) shares.

A total of 47,608,700 shares of our common stock were outstanding as of April 4, 2011. Also as of April 4, 2011, there were outstanding warrants to purchase 6,084,211 shares of our common stock and 3,327 shares of convertible preferred stock, which is currently convertible into 332,700 shares of our common stock.

Eligibility

Incentive stock options may be granted under the 2008 Plan only to our employees (including officers) and employees of our affiliates. Our employees (including officers), consultants and directors, and employees (including officers) and consultants of our affiliates, are eligible to receive all other types of awards under the 2008 Plan. All of our approximately 86 employees, directors and consultants are eligible to participate in the 2008 Plan.

Administration

The 2008 Plan is administered by our Board, which may in turn delegate authority to administer the plan to a committee. Our Board has delegated administration of the 2008 Plan to our Compensation Committee. Subject to the terms of the 2008 Plan, our Compensation Committee determines recipients, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, our Compensation Committee also determines the exercise price of options granted under the 2008 Plan.

Repricing

The 2008 Plan expressly provides that, without the approval of the stockholders within 12 months prior to such event, the Committee shall not have the authority to reduce the exercise price of any outstanding stock awards under the plan, reprice any outstanding stock awards under the plan or cancel and re-grant any outstanding stock awards under the plan.

Stock Options

Stock options will be granted pursuant to stock option agreements. Generally, the exercise price for an option cannot be less than 100% of the fair market value of the common stock subject to the option on the date of grant. Options granted under the 2008 Plan will vest at the rate specified in the option agreement. A stock option agreement may provide for early exercise, prior to vesting, subject to our right to repurchase unvested shares in certain circumstances. Unvested shares of our common stock issued in connection with an early exercise may be repurchased by us.

In general, the term of stock options granted under the 2008 Plan may not exceed ten years. Unless the terms of an optionholder’s stock option agreement provide for earlier or later termination, if an optionholder’s service relationship with us, or any affiliate of ours, ceases due to disability or death, the optionholder, or his or her beneficiary, may exercise any vested options for up to 12 months in the event of disability or 18 months in the event of death, after the date the service relationship ends. If an optionholder’s service relationship with us, or any affiliate of ours, ceases for any reason other than disability or death, the optionholder may exercise any vested options for up to three months after the date the service relationship ends, unless the terms of the stock option agreement provide for a longer or shorter period to exercise the option. In no event may an option be exercised after its expiration date.

Acceptable forms of consideration for the purchase of our common stock issued under the 2008 Plan will be determined by our Compensation Committee and may include cash, common stock previously owned by the optionholder, payment through a broker assisted exercise or a net exercise feature, or other legal consideration approved by our Compensation Committee.

Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order. However, to the extent permitted under the terms of the applicable stock option agreement, an optionholder may designate a beneficiary who may exercise the option following the optionholder’s death.

Limitations

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. The options or portions of options that exceed this limit are treated as nonstatutory stock options, or NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the option exercise price must be at least 110% of the fair market value of the stock subject to the option on the date of grant;

•	the aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of ISOs shall be equal to the Share Reserve; and

•	the term of any ISO award must not exceed five years from the date of grant.

In addition, no employee may be granted options or stock appreciation rights under the 2008 Plan covering more than eight hundred thousand (800,000) shares of our common stock in any calendar year.

Restricted Stock Awards

Restricted stock awards will be granted pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for the recipient’s past or future services performed for us or an affiliate of ours. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by our Compensation Committee. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement.

Restricted Stock Unit Awards

Restricted stock unit awards will be granted pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any legal form acceptable to the Compensation Committee. We will settle a payment due to a recipient of a restricted stock unit award by delivery of shares of our common stock, by cash, by a combination of cash and stock as deemed appropriate by our Compensation Committee, or in any other form of consideration determined by our Compensation Committee and set forth in the restricted stock unit award agreement. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by our Compensation Committee. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Stock Appreciation Rights

Stock appreciation rights will be granted pursuant to a stock appreciation rights agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by our Compensation Committee or its authorized committee, but shall in no event be less than 100% of the fair market value of the stock subject to the stock appreciation right at the time of grant. Our Compensation Committee may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. Stock appreciation rights may be paid in our common stock or in cash or any combination of the two, or any other form of legal consideration approved by our Compensation Committee. If a stock appreciation right recipient’s relationship with us, or any affiliate of ours, ceases for any reason, the recipient may exercise any vested stock appreciation right up to three months from cessation of service, unless the terms of the stock appreciation right agreement provide that the right may be exercised for a longer or shorter period.

Performance Awards

The 2008 Plan provides for the grant of two types of performance awards: performance stock awards and performance cash awards. Performance awards may be granted, vest or be exercised based upon the attainment during a certain period of time of certain performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained shall be determined by our Compensation Committee. The maximum amount to be granted to any individual in a calendar year attributable to such performance awards may not exceed five hundred thousand (500,000) shares of our common stock in the case of performance stock awards, or one million dollars ($1,000,000) in the case of performance cash awards. The Company has never paid dividends or dividend equivalents on unvested performance awards.

Performance goals under the 2008 Plan shall be determined by the our Compensation Committee, based on one or more of the following performance criteria: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) share price performance; (xxiv) debt reduction; (xxv) implementation or completion of projects or processes; (xxvi) customer satisfaction; (xxvii) stockholders’

equity; and (xxviii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Compensation Committee.

Other Stock Awards

Other forms of stock awards valued in whole or in part with reference to our common stock may be granted either alone or in addition to other stock awards under the 2008 Plan. Our Compensation Committee will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other conditions of such other stock awards. Other forms of stock awards may be subject to vesting in accordance with a vesting schedule to be determined by our Compensation Committee.

Changes to Capital Structure

In the event that there is a specified type of change in our capital structure not involving the receipt of consideration by us, such as a stock split or stock dividend, the class and number of shares reserved under the 2008 Plan (including share limits) and the class and number of shares and exercise price or strike price, if applicable, of all outstanding stock awards will be appropriately adjusted.

Corporate Transactions

In the event of certain corporate transactions, all outstanding stock awards under the 2008 Plan may be assumed, continued or substituted for by any surviving entity. If the surviving entity elects not to assume, continue or substitute for such awards, the vesting of such stock awards held by persons whose service with us has not terminated generally will be accelerated in full and such stock awards will terminate if and to the extent not exercised at or prior to the effective time of the corporate transaction and our repurchase rights will generally lapse.

Plan Amendments

Our Compensation Committee will have the authority to amend or terminate the 2008 Plan. However, no amendment or termination of the plan will adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any amendment to the 2008 Plan as required by applicable law.

Plan Termination

Unless sooner terminated by the Board, the 2008 Plan shall automatically terminate on the day before the tenth (10th) anniversary of the date the 2008 Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier.

U.S. Federal Income Tax Consequences

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2008 Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO where the option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionee is employed by us or one of our affiliates, that income will be subject to withholding tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionee’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionee.

Incentive Stock Options

The 2008 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionee holds a share received on exercise of an ISO for more than two years from the date the option was granted and more than one year from the date the option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionee generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

We may grant under the 2008 Plan stock appreciation rights separate from any other award or in tandem with other awards under the 2008 Plan.

Where the rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date and where the recipient may only receive the appreciation inherent in the stock appreciation rights in shares of our common stock, the recipient will recognize ordinary compensation income equal to the fair market value of the stock received upon such exercise. If the recipient may receive the appreciation inherent in the stock appreciation rights in cash or other property and the stock appreciation right has been structured to conform to the requirements of Section 409A of the Code, then the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Restricted Stock Units

Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary compensation income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change of control. If delivery occurs on another date, unless the stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Section 162 Limitations

Compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as “performance-based compensation” are exempt from Section 162(m), thereby permitting us to claim the full federal tax deduction otherwise allowed for such compensation. The 2008 Plan is intended to enable the Committee to grant awards that will be exempt from the deduction limits of Section 162(m).

New Plan Benefits

We cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers, directors, and employees under the 2008 Plan.

Option Transactions

The table below sets forth information about awards granted under the 2008 Plan to our named executive officers, all current executive officers as a group, all non-employee directors as a group, and all non-executive employees and consultants as a group in 2010.

Awards Granted in 2010 under the 2008 Plan

Name	Number of Securities Underlying Awards Granted	Weighted Average Exercise Price Per Share for Options ($)
William M. Greenman(1)	100,000	$3.00
Laurence M. Corash	75,000	$3.00
Claes Glassell(2)	200,000	$3.00
Executive Group (6 persons)	545,000	$3.00
Non-Executive Director Group (5 persons)	82,500	$1.80
Non-Executive Officer Employee and Consultant Group (65 persons)	353,790	$3.17

(1)	Mr. Greenman was appointed President and Chief Executive Officer, and was elected to the Board, effective April 18, 2011.
(2)	Mr. Glassell resigned as President and Chief Executive Officer, and as a member of the Board, effective April 18, 2011.

Required Vote and Board of Directors Recommendation

Approval of Proposal No. 2 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes will have no effect on the outcome of the vote.

The Board believes that approval of Proposal No. 2 is in our best interests and the best interests of our stockholders for the reasons stated above.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 2.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, our stockholders are now entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this proxy statement.

We believe that our compensation policies and decisions are designed to enhance stockholder value by attracting and retaining qualified individuals and motivating those individuals to perform at the highest of professional levels and to contribute to our growth and success. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment. We believe that our current compensation program directly links executive compensation to performance, aligning the interests of our executive officers with those of our stockholders.

Accordingly, we are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board or us. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 3.

PROPOSAL NO. 4

ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF ADVISORY STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Act and Section 14A of the Exchange Act also enable our stockholders to indicate their preference regarding how frequently we should solicit a non-binding advisory vote on the compensation of our named executive officers as disclosed in our proxy statements. Accordingly, we are asking stockholders to indicate whether they would prefer an advisory vote every year, every other year or every three years. Alternatively, stockholders may abstain from casting a vote.

After considering the benefits and consequences of each alternative, the Board recommends that the advisory vote on the compensation of our named executive officers be submitted to the stockholders once every year. While our executive compensation programs are designed to promote a long-term connection between pay and performance, the Board recognizes that executive compensation disclosures are made annually. Given that the “say-on-pay” advisory vote provisions are new, we believe that holding an annual advisory vote on executive compensation will provide us with more direct and immediate feedback on our compensation disclosures. However, stockholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders. We believe that an annual advisory vote on executive compensation is consistent with our practice of seeking input and engaging in dialogue with our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices.

The Board is asking our stockholders to indicate their preferred voting frequency by voting for one, two or three years.

While the Board believes that its recommendation is appropriate at this time, our stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of our executive officer compensation practices should be held every year, every other year or every three years. The option among those choices that receives the votes of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the annual meeting will be deemed to be the frequency preferred by our stockholders.

The Board and the Compensation Committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, the Board will consider our stockholders’ concerns and evaluate any appropriate next steps. However, because this vote is advisory and therefore not binding on the Board or us, the Board may decide that it is in the best interests of our stockholders that we hold an advisory vote on executive compensation more or less frequently than the option preferred by our stockholders. The vote will not be construed to create or imply any change or addition to the fiduciary duties of us or the Board.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF “ONE YEAR” ON PROPOSAL NO. 4.

PROPOSAL NO. 5

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the 2011 Annual Meeting of the Stockholders. Ernst & Young LLP has audited our financial statements since our inception in 1991. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor our other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this proposal has been approved.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

In connection with the audit of the 2010 financial statements, we entered into an engagement agreement with Ernst & Young LLP that sets forth the terms by which Ernst & Young LLP will perform audit and interim review services for us. That agreement is subject to alternative dispute resolution procedures.

The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2009 and December 31, 2010 by Ernst & Young LLP, our independent registered public accounting firm.

	Fiscal Year Ended (in thousands)
	2010	2009
Audit Fees	$787	$746
Tax Fees	52	53
All Other Fees	—	—

Total Fees	$839	$799

Audit Fees. Audit fees include fees for services rendered in connection with the annual audit of our financial statements and review of the interim financial statements in quarterly reports. This category also includes fees for audits provided in connection with statutory and regulatory filings and engagements or services that generally only the independent registered public accounting firm reasonably can provide to a client.

Tax Fees. Tax fees include fees for tax compliance, tax planning and tax advice.

All Other Fees. All other fees include fees for annual subscription fees for an accounting and tax research tool and fees for products and services other than as described above. There were no fees incurred under this category in 2009 and 2010.

All fees described above were pre-approved by the Audit Committee.

During the fiscal year ended December 31, 2010, none of the total hours expended on the Company’s audit by Ernst & Young LLP were provided by persons other than Ernst & Young LLP’s full-time permanent employees.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent registered public accounting firm. On an on-going basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent registered public accounting firm. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The Audit Committee also may delegate the ability to pre-approve audit and permitted non-audit services to one or more of its members, provided that any such pre-approvals are reported at the next scheduled Audit Committee meeting.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 5.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2011 (except as noted) by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership(1)
Beneficial Owner(2)	Number of Shares	Percent of Total
Royce & Associates LLC 1414 Avenue of the Americas New York, NY 10019(3)	4,161,200	8.7%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055(4)	2,736,549	5.8%
William M. Greenman(5)	533,765	1.1%
Laurence M. Corash(6)	752,993	1.6%
Claes Glassell(7)	1,212,077	2.5%
B.J. Cassin(8)	889,012	1.9%
Bruce C. Cozadd(9)	183,760	*
William R. Rohn(10)	180,308	*
Timothy B. Anderson(11)	168,773	*
Gail Schulze(12)	110,294	*
All executive officers and directors as a group (11 persons)(13)	4,660,281	9.1%

*	Less than one percent.
(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Beneficial ownership also includes shares of common stock subject to options currently exercisable or exercisable within 60 days of the date of this table and shares of common stock into which preferred stock is currently convertible or convertible within 60 days of the date of this table. Applicable percentages are based on 47,608,700 shares outstanding on March 31, 2010, adjusted as required by rules promulgated by the SEC.
(2)	Unless otherwise provided, the address for each of the beneficial owners listed is c/o Cerus Corporation, 2550 Stanwell Drive, Concord, California 94520.
(3)	Based upon information contained in Schedule 13G/A, effective as of December 31, 2010, as filed with the SEC on February 3, 2011, Royce & Associates LLC. has sole voting and dispositive power with respect to 4,161,200 shares.
(4)	Based upon information contained in Schedule 13G, effective as of December 31, 2010, as filed with the SEC on February 3, 2011, BlackRock, Inc. has sole voting and dispositive power with respect to 2,736,549 shares.
(5)	Includes 442,432 shares underlying stock options which are exercisable within 60 days. Mr. Greenman was appointed President and Chief Executive Officer, and was elected to the Board, effective April 18, 2011.
(6)	Includes 429,179 shares underlying stock options which are exercisable within 60 days.
(7)	Includes 1,017,365 shares underlying stock options which are exercisable within 60 days. Mr. Glassell resigned as President and Chief Executive Officer, and as a member of the Board, effective April 18, 2011.
(8)	Includes 487,921 shares held by Brendan Joseph Cassin and Isabel B. Cassin, Trustees of the Cassin Family Trust, 69,841 shares held by Cassin Family Partners, a California Limited Partnership and 85,000 shares held by the Cassin Educational Initiative Foundation. Includes 246,250 shares underlying stock options which are exercisable within 60 days. If exercised in full within 60 days of the date of this table, 40,626 shares would be subject to a right of repurchase in our favor.

(9)	Includes 183,760 shares underlying stock options which are exercisable within 60 days. If exercised in full within 60 days of the date of this table, 28,750 shares would be subject to a right of repurchase in our favor.
(10)	Includes 180,308 shares underlying stock options which are exercisable within 60 days. If exercised in full within 60 days of the date of this table, 28,750 shares would be subject to a right of repurchase in our favor.
(11)	Includes 164,591 shares underlying stock options which are exercisable within 60 days. If exercised in full within 60 days of the date of this table, 28,750 shares would be subject to a right of repurchase in our favor.
(12)	Includes 110,294 shares underlying stock options which are exercisable within 60 days. If exercised in full within 60 days of the date of this table, 31,355 shares would be subject to a right of repurchase in our favor.
(13)	Includes 3,330,379 shares underlying stock options which are exercisable within 60 days. If exercised in full within 60 days of the date of this table, 158,231 shares would be subject to a right of repurchase in our favor.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2010, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY INCENTIVE PLANS

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2010.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights ($) (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	7,013,466	6.29	1,274,609	(1)
Equity compensation plans not approved by security holders	107,460	10.99	73,338
Total	7,120,906	6.42	1,347,947	(1)

(1)	Includes 180,772 shares authorized for future issuance under the 1996 Employee Stock Purchase Plan.

The 1998 Non-Officer Stock Option Plan (the “1998 Plan”) was adopted without the approval of our security holders. The 1998 Plan provides for grants of nonstatutory stock options to our employees and consultants who are not officers or directors. In 2008, we adopted the 2008 Equity Incentive Plan as the successor to and continuation of the 1999 Equity Incentive Plan and the 1998 Plan. All shares of common stock that had been reserved for future issuance under the 1998 Plan have been included under the 2008 Equity Incentive Plan. As of March 31, 2011, options to purchase 100,760 shares were outstanding under the 1998 Plan. The exercise price of options granted under the 1998 Plan may not be less than 85% of the fair market value of our common stock on the date of grant. All options granted under the 1998 Plan have a maximum term of ten years and typically vest over a four-year period. Options may be exercised prior to vesting, subject to repurchase rights in our favor that expire over the vesting period. The 1998 Plan and options thereunder may be amended by the Board at any time or from time to time in accordance with the terms of the 1998 Plan and applicable law.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

Our executive officers and their ages as of April 21, 2011 are as follows:

Name	Age	Position
William M. Greenman(1)	44	President, Chief Executive Officer and Director
Laurence M. Corash(1)	67	Senior Vice President, Chief Medical Officer and Director
Howard G. Ervin	63	Vice President, Legal Affairs and Chief Legal Officer
Kevin D. Green	39	Vice President, Finance and Chief Accounting Officer
Caspar Hogeboom	52	General Manager, Cerus Europe

(1)	For biographical information, see “Proposal No. 1—Election of Directors.”

Howard G. Ervin was appointed our Vice President, Legal Affairs in June 1999 and became our Vice President, Legal Affairs and Chief Legal Officer in 2000. From 1979 until 1999, Mr. Ervin was a partner of the law firm of Cooley LLP, formerly Cooley Godward Castro Huddleson & Tatum, practicing corporate and intellectual property law, and was an associate of such firm from 1973 until 1979.

Kevin D. Green was appointed our Vice President, Finance and Chief Accounting Officer in March 2009. From January 2006 to March 2009, Mr. Green was our Senior Director of Finance and Controller. From 2000 until 2006, Mr. Green held various financial management positions with Macromedia, Inc., a software company acquired by Adobe Systems in 2005, including Director of Finance and Assistant Controller. Prior to joining Macromedia, Mr. Green was a member of PricewaterhouseCoopers LLP in the Assurance and Business Advisory Services division. Mr. Green is a certified public accountant.

Caspar Hogeboom was appointed General Manager of Cerus Europe in February 2011. Prior to that, Mr. Hogeboom was Managing Director of Cerus Europe since November 2008. From March 2006 to November 2008, Mr. Hogeboom served as our Managing Director Europe, INTERCEPT Blood Systems and was responsible for Sales and Marketing at Cerus Europe. Prior to joining the Company in 2006, Mr. Hogeboom worked for Baxter Healthcare in Europe where he held several management, sales and marketing positions from 1992 to 2006. Prior to joining Baxter, Mr. Hogeboom held various sales and marketing positions at Maxxim Medical in the Netherlands.

SUMMARY COMPENSATION TABLE FOR FISCAL 2010

The following table shows for the fiscal years ended December 31, 2009 and 2010, compensation awarded or paid to, or earned by, our named executive officers.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
William M. Greenman	2010	312,000	14,040		206,490	72,072	540	605,142
President and Chief Executive Officer(5)	2009	312,000	—		143,723	32,760	540	489,023

Claes Glassell	2010	490,000	44,098		412,980	194,040	2,322	1,143,440
Former President and Chief Executive Officer(6)	2009	490,000	—		261,858	102,901	2,322	857,081

Laurence M. Corash, M.D.	2010	353,125	140,027	(9)	154,868	86,625	6,828	741,473
Senior Vice President and Chief Medical Officer(7)(8)	2009	287,500	—		92,763	25,595	6,736	412,594

(1)	Represents the aggregate grant-date fair value of the performance shares for the applicable fiscal year calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), Assumptions used in the calculation of the grant-date fair value are set forth Note 13 “Stock-Based Compensation” in our Form 10-K for the year ended December 31, 2010.
(2)	This compensation cost reflects grants of restricted stock units made pursuant to our Bonus Plan. One–third of such restricted stock units will vest on the first anniversary of the grant date, one-third will vest on the second anniversary of the grant date and one-third will vest on the third anniversary of the grant date.
(3)	These amounts reflect cash payments made in January 2011 for compensation based on performance in fiscal year 2010 and cash payments made in January 2010 for compensation based on performance in fiscal year 2009.
(4)	Messrs. Greenman and Glassell and Dr. Corash received other compensation in connection with group-term life insurance premiums that we have paid.
(5)	Mr. Greenman was appointed President and Chief Executive Officer effective April 18, 2011.
(6)	Mr. Glassell was not compensated for his role as a director. The amount shown reflects salary earned as an employee only. Mr. Glassell resigned as President and Chief Executive Officer effective April 18, 2011.
(7)	Dr. Corash is not compensated for his role as a director. The amount shown reflects salary earned as an employee only.
(8)	In July 2009, Dr. Corash’s base salary was reduced to $243,750 on an annualized basis from $375,000 and then raised back to $375,000 on an annualized basis, effective March 1, 2010. Please see the section entitled “Employment, Severance and Change of Control Agreements” for a brief description of all of the changes to Dr. Corash’s compensation made in 2009 and 2010.
(9)	This amount reflects: (i) an amount equal to $16,874, which amount represents the 30% of Dr. Corash’s payout in 2010 under our Bonus Plan that was to be paid in the form of a restricted stock unit (see footnote 2 above for additional information regarding the terms of the restricted stock grants made pursuant to our Bonus Plan), (ii) an amount equal to $13,780, which amount represents the 35% of Dr. Corash’s bonus payment that was to be paid in cash, but, pursuant to the terms of his amended employment agreement dated July 29, 2009 (the “2009 Amendment”), was paid in the form of stock and (iii) an amount equal to $109,373, which amount represents 53.85% of Dr. Corash’s salary that, pursuant to the 2009 Amendment, was paid in the form of stock.

ANNUAL BASE SALARY

As discussed above under the section entitled “Information Regarding the Board of Directors and Corporate Goverance—Information Regarding Committees of the Board of Directors—Compensation Committee—Process of Setting and Approving Executive Compensation—Benchmarking,” we generally target annual base salaries at approximately the 50th percentile of our peer group and for companies in other labor markets in which the Company competes for employees. However, the salary for any particular executive officer may be higher or lower than the market median depending on such factors as the individual’s overall mix of base salary, performance-based cash incentive compensation and equity-based compensation, the individual’s historical base salary, the individual’s experience and background, the individual’s past performance and expected future contribution, the movement of base salaries in the marketplace, and our corporate performance during the prior year. The purpose of base salary is to provide fixed compensation to attract and retain an employee with the qualifications desired for the particular position. We generally tend to make modest increases in base salary for executive officers, except where an individual’s base salary is found to be significantly below market when compared to the selected peer group, in which case a larger increase may be warranted. In addition, we use equity and performance-base cash incentive compensation to further motivate and retain our executive officers.

At the time of the Company’s annual compensation review in early 2010, in light of economic conditions and in order to conserve the Company’s cash resources, management recommended, and the Board agreed, for the third year in a row, not to increase the base salaries for our executive officers in 2010 even though our executive officers had performed at a level for which such increases would have been justified. In July 2009 and March 2010, the Company and Dr. Corash amended the terms of his compensation package. Please see the section entitled “Employment, Severance and Change of Control Agreements” for a brief description of these amendments.

BONUS PLAN FOR SENIOR MANAGEMENT OF CERUS CORPORATION

It is the Compensation Committee’s objective to have a substantial portion of each executive officer’s compensation contingent upon our Company performance as well as upon his or her individual level of performance and contribution towards our Company performance. This allows our executive officers to receive performance-based cash compensation in the event certain specified corporate performance and individual performance goals are achieved. We provide short-term performance-based incentive compensation to our executive officers under our Bonus Plan for Senior Management of Cerus Corporation, or the Bonus Plan.

Under the Bonus Plan in effect for 2009, at the beginning of 2009, we established certain measurable corporate goals to be achieved within that year. These corporate goals were submitted to the Compensation Committee in writing by our former chief executive officer for approval by the Compensation Committee and the entire Board before the end of the first month of 2009. During the first quarter of 2010, the Compensation Committee determined, in its sole discretion, whether and to what extent the corporate goals were met. In determining the percentage level at which the corporate goals were achieved, the Compensation Committee looked at actual performance relative to each goal and exercised its discretion as to any goal that was achieved at a level short of target or was achieved subsequent to the period in which achievement was targeted to be achieved, based on the goal’s strategic importance. We needed to achieve at least 50% of the approved corporate goals before any bonus payout would be made with respect to the 2009 performance period, unless otherwise approved by the Compensation Committee.

For 2009, the Compensation Committee had assigned a target bonus percentage of 50% of the annual base salary for each executive officer other than our former chief executive officer. The target bonus percentage set by the Compensation Committee for our former chief executive officer was 100%. A bonus pool for payouts under the Bonus Plan in 2009 was calculated by multiplying each executive’s base salary in effect at the end of 2009 by their applicable target bonus percentage, which, in turn, was then multiplied by the percentage of the corporate goals that the Compensation Committee determined were achieved during the fiscal year. After the bonus pool was determined, the chief executive officer made a recommendation to the Compensation Committee regarding the distribution of the bonus pool among the executive officers. The bonuses were paid 70% in cash and 30% was awarded in the form of restricted stock units. The number of restricted stock units that were awarded was determined based upon the closing price of our common stock on the date the units were granted, which was the date on which bonus amounts were determined. The restricted stock units vest annually in three equal annual installments beginning on the first anniversary of the date of grant, subject to the employee’s continued service with us. Upon termination of employment, the units cease vesting. The grantee is not permitted to sell, transfer or otherwise dispose of the vested shares subject to the units until such time as the entire grant would have fully vested, if that grantee would have remained in our employment. The terms and conditions of any such grants were governed by the plan documents and restricted stock unit agreement for our 2008 Equity Incentive Plan (the “2008 Plan”).

For bonus payments made to executive officers in 2010 for services rendered in 2009, the Compensation Committee, as permitted under the Bonus Plan, used its discretion to fund a bonus pool based on 30% of each individual’s target bonus percentage for 2009 in recognition of the strong performance by the Company’s officers in a challenging year of transition. With respect to Dr. Corash, in accordance with the terms of his amended compensation package entered into in July 2009, 45.5% of his bonus was awarded in cash, 24.5% of his bonus was in the form of a fully-vested stock bonus award and the remaining 30% of his bonus was in the form of restricted stock units. Please see the section entitled “Employment Severance and Change of Control Agreements” for a brief description of all of the changes to Dr. Corash’s compensation made in July 2009.

In March 2010, the Compensation Committee amended the terms of the Bonus Plan for awards with respect to the 2010 performance year and future performance years. Payouts under the amended Bonus Plan are made based upon the achievement of certain specified corporate goals and individual performance goals are comprised of commercial goals, such as meeting certain revenue targets, as well as strategic goals, such as those related to clinical development. For 2010, commercial and strategic goals were submitted to the Compensation Committee in writing by our former chief executive officer for approval by the Compensation Committee and the entire Board before the end of the first month of the year. The Compensation Committee assigned a percentage value that reflected the significance of the commercial and strategic goals relative to one and another, for use in the determination of bonus payouts with respect to 2010 performance. The Compensation Committee also assigned a value to each component of the commercial goals, relative to the other commercial goals. Finally, the Compensation Committee also established threshold, target and stretch metrics for each of the commercial goal components. At the beginning of 2010, the Compensation Committee, with input from our former chief executive officer (except with respect to his own target bonus percentage), determined the target bonus percentages for each executive officer and provided each executive officer with his or her target bonus percentage in writing. For the 2010 plan year, the Compensation Committee assigned a target bonus percentage of 60% for our former chief executive officer and 35% for each executive officer other than the chief executive officer. The Committee’s decision to reduce the target bonus percentages from the 2009 target bonus levels was based on its goal to, over time, have total cash compensation approximate the 50th percentile of peer companies.

Commercial Component

The performance measures established by the Compensation Committee with respect to the commercial component of our corporate goals, which comprised 70% of the amount attributable to corporate goals, included the following:

GOAL:	THRESHOLD	TARGET	STRETCH
Revenue	$24 million	$27 million	>$	30 million
Year End Cash*	$9 million	$10 million	>$	12 million
Gross Margin	36%	40%		>43%

*	Excluding cash raised through the public equity markets

Threshold, target, and stretch levels for the commercial component of our corporate goals were established based on our 2010 operating plan and data regarding our financial results and business expectations as of that time. The threshold amounts represent the minimum amount that we needed to achieve in order for any payouts with respect to the applicable component to be made under the Bonus Plan. Achievement of at least the threshold metric, but less than target, is subject to a performance multiplier of no less than 0.5 and no more than 0.99. Achievement of at least the target metric, but less than stretch, is subject to a performance multiplier of no less than 1.0 and no more than 1.49. Achievement of the stretch metric or more is subject to a performance multiplier of no more than 1.5.

Strategic Component

The strategic component of our corporate goals did not include minimum, target and maximum levels of performance, nor did it include a performance multiplier. In making its decisions regarding the achievement of the strategic component of the corporate goals, the Compensation Committee required at least some of the strategic goals to be fully achieved. The strategic component of the corporate goals is not quantifiable in that they did not include specific quantitative elements or quantitative weighting. In determining whether and to what extent to make any performance-based cash incentive awards with respect to the strategic component of our corporate goals, the Compensation Committee considered 2010 actions toward achieving the following:

• Gain regulatory approval to initiate clinical trial	• Obtain sufficient funding to enable initiation of clinical trial in 2011	• Collect customer satisfaction indicators for use in setting customer satisfaction goals

• Enter into a corporate partnership	• Obtain a working capital line	• Develop and implement BioOne exit strategy

During the first quarter of 2011, the Compensation Committee determined, in its sole discretion that the company had achieved 66% of its corporate goals as described below:

COMMERCIAL GOALS	WEIGHTING	MULTIPLIER	ACHIEVEMENT
Attainment of Revenue Target	35%	0	0%
Attainment of Gross Margin Target	15%	1.5	22%
Meet year-end targeted cash balance	20%	1.3	26%

	70%		48%
STRATEGIC GOALS	30%	N/A	18%

TOTAL	100%		66%

Based on the above results, the Compensation Committee applied the 66% to the Employee Base Pay Component (as defined in the Plan), to determine the size of the bonus pool. Consistent with the terms of the Bonus Plan, the bonus pool was then allocated to the eligible employees by our former chief executive officer and submitted to the Compensation Committee for approval. However, the allocation to our former chief executive officer was determined by the Compensation Committee. Each eligible executive officer received an allocation equal to 66% of their target bonus percentage. In accordance with the amendment to the Bonus Plan in 2010, all bonus payments were made in cash.

LONG-TERM INCENTIVE COMPENSATION

In addition to salary and short-term incentive compensation, we provide our executive officers with long-term incentives, typically in the form of stock options. Stock options are intended to foster the long-term perspective we believe is necessary for continued success. As part of the review performed by Compensia during 2010, our annual equity compensation values (as calculated using the Black-Scholes value) were generally found to be well below the 50th percentile of our peer group.

Stock options granted under our 1999 Equity Incentive Plan (the “1999 Plan”) and the 2008 Plan, generally have a ten-year term. These stock options typically vest monthly over 48 months and are therefore fully exercisable within four years of the grant date, with the exception of Mr. Hogeboom, whose options vest annually over four years. With the adoption of the 2008 Plan, the exercise price of options granted under this plan is the closing price per share on the date of grant. The exercise price of options granted under the 1999 Equity Incentive Plan was the closing price per share on the date prior to the date of grant. We typically grant options at the commencement of employment and annually thereafter, usually in September. These grants, made in the latter part of the year, provide the Compensation Committee another opportunity to review the overall compensation package for our executive officers and allow them, if necessary, to make adjustments to overall total compensation based on developing market trends and other information. In awarding stock options, the Compensation Committee considers individual performance, overall contribution, executive officer retention, the number of unvested stock options and restricted stock units currently held by the employee and the total number of stock options and stock units available for grant.

CHANGE OF CONTROL AND SEVERANCE PLANS

We have employment agreements with certain of our executive officers that provide for severance benefits in the event of involuntary termination without cause. In addition, effective September 2005 and amended and restated as of December 11, 2008, we adopted a change of control severance benefit plan (the “Severance Plan”) that provides for severance benefits as a result of termination of employment in particular circumstances in connection with a change of control. In adopting the Severance Plan, the Committee sought uniformity of results among the executive officers with respect to severance benefits. At the time the Severance Plan was put in place, each of our executive officers with an individually negotiated agreement providing for severance benefits, including Mr. Glassell, was given the option of participating in the Severance Plan or continuing to receive the severance benefits provided for in his agreement. Mr. Greenman and Dr. Corash have each opted to participate in the Severance Plan. Each of these arrangements is described in more detail in the section entitled: “Employment, Severance and Change of Control Agreements” of this Proxy Statement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows for the fiscal year ended December 31, 2010, certain information regarding outstanding equity awards at fiscal year end for the named executive officers.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2010

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
William M. Greenman	3,529	—		38.19	3/20/2011	9,091		22,364
	16,471	—		38.19	3/20/2011
	2,751	—		50.18	3/19/2012
	24,749	—		50.18	3/19/2012
	5,751	—		21.06	12/19/2012
	5,750	—		6.75	2/28/2013
	5,749	—		7.52	6/30/2013
	17,250	—		4.25	11/13/2013
	50	—		3.52	3/30/2014
	100,000	—		2.28	6/28/2014
	65,000	—		8.86	10/2/2015
	75	—		10.15	1/2/2016
	55,000	—		5.55	10/1/2016
	23,750	6,250	(4)	8.73	9/30/2017
	21,666	18,334	(4)	4.19	9/30/2018
	37,500	112,500	(5)	0.79	1/11/2019
	100	—		1.06	4/22/2019
	11,666	28,334	(4)	2.15	9/30/2019
	—	100,000	(4)	3.00	8/31/2020

Claes Glassell(6)	153,845	—		3.25	4/30/2014	28,558	(12)	70,253
	346,155	—		3.25	4/30/2014
	100,000	—		2.89	12/9/2014
	75,000	—		8.86	10/2/2015
	60,000	—		5.55	10/1/2016
	25	—		7.46	4/12/2017
	39,583	10,417	(4)(7)	8.73	9/30/2017
	54,166	45,834	(4)(8)	4.19	9/30/2018
	50,000	150,000	(5)(9)	0.79	1/11/2019
	50	—		1.06	4/22/2019
	29,166	70,834	(4)(10)	2.15	9/30/2019
	—	200,000	(4)(11)	3.00	8/31/2020

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Laurence M. Corash	50	—		40.56	3/28/2011	10,944	26,922
	4,795	—		38.19	3/20/2011
	65,205	—		38.19	3/20/2011
	75	—		45.05	9/26/2011
	1,975	—		50.18	3/19/2012
	45,525	—		50.18	3/19/2012
	11,669	—		21.06	12/19/2012
	11,665	—		6.75	2/28/2013
	11,666	—		7.52	6/30/2013
	35,000	—		4.25	12/8/2013
	125,000	—		2.28	6/28/2014
	100	—		2.51	11/15/2014
	40,000	—		8.86	10/2/2015
	30,000	—		5.55	10/1/2016
	23,750	6,250	(4)	8.73	9/30/2017
	18,958	16,042	(4)	4.19	9/30/2018
	21,250	63,750	(5)	0.79	1/11/2019
	150	—		2.98	7/26/2019
	8,750	21,250	(4)	2.15	9/30/2019
	—	75,000	(4)	3.00	8/31/2020

(1)	Except as otherwise noted, options become exercisable ratably every month from the date of grant over four years. The options expire ten (10) years from the date of grant or earlier upon termination of service as an employee, director or consultant. Any unvested portion of any of these options will immediately vest upon a change of control of us.
(2)	Restricted stock units were granted to our executive officers on January 6, 2010 and January 10, 2008 pursuant to the Bonus Plan for performance in 2009 and 2007, respectively. One–third of such restricted stock unit vested on the first anniversary of the grant date, one-third will vest on the second anniversary of the grant date and one-third will vest on the third anniversary of the grant date.
(3)	Reflects the closing price per share of our common stock as of December 31, 2010, $2.46, multiplied by the number of units that had not vested as of December 31, 2010.
(4)	(1/8th) of the shares vest six months after the date of grant and 1/48th of the shares vest each month thereafter. The shares are fully vested after four years.
(5)	Shares vest annually over four years and will be fully vested after four years.
(6)	Mr. Glassell resigned as President and Chief Executive Officer, and as a member of the Board, effective April 18, 2011. However, Mr. Glassell will continue to provide service to the Company through May 31, 2011. Pursuant to the terms of the 2008 Plan, Mr. Glassell has until August 31, 2011 to exercise the vested portion of his options. The unvested portion of his options, if any, terminated upon the effective date of his resignation.
(7)	44,791 shares will have vested as of May 31, 2011.
(8)	64,583 shares will have vested as of May 31, 2011.
(9)	100,000 shares will have vested as of May 31, 2011.
(10)	39,583 shares will have vested as of May 31, 2011.
(11)	33,333 shares will have vested as of May 31, 2011.
(12)	12,667 shares will have vested as of May 31, 2011.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

Claes Glassell, our former President and Chief Executive Officer, was a party to an agreement with us, dated as of August 5, 2004 and amended and restated as of December 19, 2008, that provides that in the event Mr. Glassell’s employment with us is terminated for any reason other than for cause, he would continue to receive his base salary and paid COBRA premiums for continuation coverage for 12 months from such termination and vesting of his stock options will be accelerated. In the event of Mr. Glassell’s involuntary termination of employment, or voluntary termination for good reason, within 12 months following a change of control, he would receive a lump sum cash severance payment in an aggregate amount equal to 18 months of his base salary and paid COBRA premiums for continuation coverage for 18 months from the date of such termination and the vesting of his stock options would be accelerated. Mr. Glassell resigned as our President and Chief Executive Officer effective April 18, 2011. As such, he was not entitled to receive any severance benefits.

On July 30, 2009, the Company entered into an employment letter with Dr. Corash (the “Employment Letter”). Pursuant to the terms of the Employment Letter, Dr. Corash would serve as the Company’s Senior Vice President & Chief Medical and Chief Scientific Officer and was eligible to receive the following compensation, effective as of May 1, 2009 (the “Effective Date”):

•	A semi-monthly base salary of $10,156.25, for an annual base salary of $243,750;

•	Continued participation in the Bonus Plan, in the cash and stock allocations set forth in the Employment Letter, and in accordance with the terms, conditions and limitations of the Bonus Plan;

•

Subject to approval of the Board, and so long as Dr. Corash remained an employee of the Company in good standing, an annual stock award at the end of each calendar year (the “Stock Award Benefit”). The number of shares of stock for the Stock Award would be determined pursuant to a formula set forth in the Employment Letter; and

•

The base salary and Stock Award provided in the Employment Letter could not be modified without Dr. Corash’s consent for at least one (1) year from the effective date of the Employment Letter, conditioned on Dr. Corash’s continued at-will employment with the Company.

On March 2, 2010, the Company entered into a new employment letter with Dr. Corash (the “Amended Employment Letter”). Pursuant to the terms of the Amended Employment Letter, Dr. Corash is eligible to receive the following compensation, effective as of March 1, 2010 (the “Effective Date”):

•	A semi-monthly base salary of $15,625.00, for an annual base salary of $375,000.00;

•	Continued participation in the Bonus Plan, subject to the terms, conditions and limitations of the Bonus Plan; and

•	Termination of the Stock Award Benefit.

Our Severance Plan provides for the payment of certain benefits to certain eligible employees, which include the named executive officers that do not have individually negotiated agreements providing severance benefits or change of control benefits, in exchange for an effective release of claims in the event the employee is terminated by the Company without Cause or has a Good Reason Resignation on or within 12 months following a Change of Control (as such terms are defined in the Severance Plan). Laurence M. Corash, our Senior Vice President and Chief Medical Officer, and William M. Greenman, our Senior Vice President, Business Development and Marketing and Chief Business Officer, are participants in the Severance Plan. The severance compensation includes a lump sum cash severance payment equal to 12 months of the participant’s annual base pay (excluding incentive pay, premium pay, commissions, overtime, bonuses and other forms of variable compensation) as in effect during the last regularly scheduled payroll period immediately preceding the termination event. Additionally, the Severance Plan provides for paid COBRA premiums for continuation coverage (including coverage for his eligible dependents) for 12 months and accelerated vesting and exercisability of all of his then-outstanding equity awards.

Effective June 1, 2009, we entered into a Severance Benefit Agreement (the “Severance Agreement”) with each of Dr. Corash and Mr. Greenman. Under the terms of each Severance Agreement, in the event an employee’s employment was terminated without cause on or within 6 months of June 1, 2009, the employee would receive severance benefits equal to 3 months of their final base salary and the Company would pay the COBRA premiums necessary to maintain the employee’s level of health insurance coverage in effect as of the termination date for up to 3 months. The Severance Agreements terminated pursuant to their terms on December 1, 2009.

2010 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

The following table provides information on severance benefits that would become payable under the existing employment, severance and change in control agreements if the employment of our named executive officers had terminated on December 31, 2010.

Name and Principal Position	Voluntary Termination for Good Reason or Involuntary Termination After a Change of Control						Involuntary Termination Without Cause
	Health Care Benefits ($)		Salary ($)		Equity Acceleration ($)		Health Care Benefits ($)		Salary ($)		Equity Acceleration ($)
William M. Greenman(1) President and Chief Executive Officer	15,590	(5)	312,000	(7)	196,659	(4)	—		—		—

Claes Glassell(1) Former President and Chief Executive Officer	25,907	(2)	735,000	(3)	272,459	(4)	17,272	(5)	490,000	(6)	272,459	(4)

Laurence M. Corash Senior Vice President and Chief Medical Officer	8,171	(5)	375,000	(7)	113,050	(4)	—		—		—

(1)	Mr. Glassell resigned as President and Chief Executive Officer, and Mr. Greenman was appointed President and Chief Executive Officer, effective April 18, 2011.
(2)	Represents the aggregate amount of our share of the cost of 18 months of COBRA premiums. The executive officer remains responsible for paying the employee share of such COBRA coverage.
(3)	Represents 18 months of the executive’s base salary as of December 31, 2010 payable in a lump sum amount following an involuntary termination of employment or voluntary termination for good reason within 12 months following a change of control.
(4)	Represents the excess of fair market value of those unvested shares subject to outstanding options with accelerated vesting that were exercisable on December 31, 2010 and were in the money, calculated based on the closing price of $2.46 of our Common Stock on December 31, 2010, the last trading day of fiscal 2010, over the aggregate exercise price of such options.
(5)	Represents the aggregate amount of our share of the cost of 12 months of COBRA premiums. The executive officer remains responsible for paying the employee share of such COBRA coverage.
(6)	Represents the aggregate amount of the executive’s base salary as of December 31, 2010, payable over the 12 month period following an involuntary termination of the executive’s employment by us other than for cause or a good reason resignation.
(7)	Represents 12 months of the executive’s base salary as of December 31, 2010, payable in a lump sum amount following an involuntary termination of employment or voluntary termination for good reason within 12 months following a change of control.

DIRECTOR COMPENSATION

The Compensation Committee reviews director compensation on a periodic basis. In July 2008, the Compensation Committee engaged Compensia to review our board of directors’ compensation. The scope of the services provided by Compensia included:

•	Develop a peer group consisting of comparable companies for benchmarking purposes.

•	Confirm current program.

•	Conduct a board of director total compensation assessment including:

•	Summarize current/emerging trends in board compensation.

•	Review board compensation elements including:

•	Retainers (board, committee chair/member level).

•	Meeting fees (board and committee chair/member level).

•	Equity awards (form of award and amount).

•	Total non-employee director cost.

•	Prepare and review with the Compensation Committee a written report summarizing the analyses, findings and recommendations.

For the year ended December 31, 2010, each director, other than the Chair of the Board, who served on the Board for the entire year and who was not also one of our officers or employees was compensated for his services as a director at the rate of $20,000 per year. The Chair of the Board received an annual retainer of $42,500 per year. In addition to the annual retainer, the chairs of the Audit Committee and Compensation Committee received an additional annual retainer of $26,000 and $10,000, respectively. Each other member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee who is not one of our employees received an annual retainer of $13,000, $8,000 and $6,000, respectively. All directors, including those who are our officers or employees, were reimbursed for expenses incurred in connection with attending Board or committee meetings.

In October 2008, Compensia presented a Board of Directors Compensation Review to the Compensation Committee, which concluded that, on a per director basis, the average annual total direct compensation (cash plus annual equity) paid to our independent directors approximates the market median, with the cash/equity mix more heavily weighted towards equity compared to our peer group and broader industry practices. As a result of Compensia’s review, the Board approved, as of October 28, 2008, the Non-Employee Director Compensation Policy (the “Policy”). The Policy increased the annual cash retainer for the Chair of the Board from $32,500 to $42,500 and provided that each member of the Nominating and Corporate Governance Committee receive an additional annual retainer of $6,000. In addition to this annual retainer, until July 2009, each director who is not also one of our officers or employees, other than the Chair of the Board, received $2,000 for each regular Board meeting they attended and $1,000 for each special telephonic Board meeting they attended. The Chair of the Board received $2,500 and $1,250 for each regular Board meeting and special telephonic Board meeting he attended, respectively. Our practice of compensating non-employee directors and the Chair of the Board for meeting attendance was terminated in July 2009. All other elements of director compensation remained unchanged and are described below.

In addition to cash compensation, each of our non-employee directors receives an annual stock option grant at the beginning of each year under the terms of the Policy and pursuant to the terms of the 2008 Plan. Pursuant to the Policy, each of our non-employee directors receives a non-qualified stock option grant covering 25,000 shares of our common stock upon his or her initial election to the Board, and a non-qualified stock option grant covering 15,000 shares, or 22,500 shares in the case of the Chair of the Board, of our common stock each calendar year thereafter on the first trading day of the year. The number of shares subject to the director’s first annual award is pro-rated based on the number of days he or she served in his or her first year of service. The initial stock option grant vests over four years and the annual stock option grant vests over 12 months, in each case subject to continued service. In the event of certain corporate transactions such as a merger in which Cerus is not the surviving company or in a sale of all or substantially all of our assets, the directors’ awards will become fully vested. Stock options granted to our directors have an exercise price equal to the fair market value of our common stock on the date of grant and a term of ten years.

DIRECTOR COMPENSATION FOR FISCAL 2010

On January 4, 2010, for year ended December 31, 2010, under the 2008 Plan, Mr. Cassin, Mr. Anderson, Mr. Cozadd, Mr. Rohn and Ms. Schulze received a non-qualified stock option for the purchase of 22,500, 15,000, 15,000, 15,000 and 15,000 shares, respectively, of our common stock at an exercise price of $1.80 per share.

The following table shows for the fiscal year ended December 31, 2010 certain information with respect to the compensation of all non-employee directors of the Company:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
B.J. Cassin	58,500	27,360	—	—	85,860
Timothy Anderson	39,000	18,240	—	—	57,240
Bruce C. Cozadd	60,000	18,240	—	—	78,240
William R. Rohn	39,000	18,240	—	—	57,240
Gail Schulze	34,000	18,240	—	—	52,240

(1)	Represents the grant-date fair value of each reported equity award, calculated in accordance with FASB ASC Topic 718, and does not take into account any estimated forfeitures. For additional information on the valuation assumptions with respect to these grants, refer to Note 13 “Stock-Based Compensation” in our Form 10-K for the year ended December, 31, 2010.
(2)	Annual option grants made on January 4, 2010 to our non-employee directors become vested and exercisable in twelve (12) equal monthly installments. The vesting of each installment occurs on the last day of each month beginning with the month in which the option was granted, so long as the director’s service is not interrupted during the period preceding each vesting date.

TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

We have not yet adopted a written related-person transactions policy. However, our Audit Committee has been delegated the authority to review management’s efforts to monitor compliance with our programs and policies that are generally designed to ensure compliance with applicable laws and rules, including our code of ethics, and approve related-party transactions as required by Nasdaq. During the upcoming year, the Audit Committee will give full consideration to the adoption of a formal policy regarding related-person transactions and, if adopted, promptly post it on our website.

CERTAIN RELATED-PERSON TRANSACTIONS

Since January 1, 2009, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets at the end of 2009 and 2010 and in which any current director, executive officer or holder of more than 5% of our common stock had or will have a direct or indirect interest other than compensation arrangements described under the caption “Executive Compensation and Other Information” and the transactions described below.

Indemnification and Limitation of Director and Officer Liability

In July 1996, the Board authorized us to enter into indemnity agreements with each of our directors, executive officers and controller. The form of indemnity agreement provides that we will indemnify against any and all expenses of the indemnified person who incurred such expenses because of his or her status as a director, executive officer or controller, to the fullest extent permitted by our bylaws and Delaware law. In addition, our bylaws provide that we shall indemnify our directors and executive officers to the fullest extent not prohibited by Delaware law, subject to certain limitations, and may also secure insurance, to the fullest extent permitted by Delaware law, on behalf of any director, officer, employee or agent against any expense, liability or loss arising out of his or her actions in such capacity. On April 24, 2009, the Board approved a new standard form of indemnity agreement and authorized the Company to enter into the new indemnity agreement with each of the Company’s directors, officers, employees and other agents. The new form of indemnity agreement continues to provide that the Company will indemnify against any and all expenses of the indemnified person who incurred such expenses because of his or her status as a director, officer, employee or other agent, to the fullest extent permitted by our bylaws and Delaware law.

Our amended and restated certificate of incorporation contains certain provisions relating to the limitation of liability of directors. Our amended and restated certificate of incorporation provides that a director shall not be personally liable to our stockholders or us for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to our stockholders or us, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful stock repurchases or redemptions or (iv) for any transaction from which the director derived an improper benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. The provision in the amended and restated certificate of incorporation does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Executive Employment Agreements and Severance Plan

We have entered into employment agreements with certain of our executive officers and maintain the Severance Plan for certain of our other executive officers, each of which, among other things, provide for certain severance and change of control benefits to our respective executive officers as more fully discussed in the section entitled “Employment, Severance and Change of Control Agreements.”

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Cerus Corporation stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker. Direct your written request to: Corporate Secretary, Cerus Corporation, 2550 Stanwell Drive, Concord, CA 94520 or contact Corporate Secretary, Cerus Corporation at (925) 288-6000. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Lori L. Roll

Secretary

April 22, 2011

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 is available without charge upon written request to: Corporate Secretary, Cerus Corporation, 2550 Stanwell Drive, Concord, CA 94520.

Appendix A

CERUS CORPORATION

2008 EQUITY INCENTIVE PLAN

APPROVED BY COMPENSATION COMMITTEE ON: APRIL 22, 2008

APPROVED BY STOCKHOLDERS: JUNE 2, 2008

AMENDED BY COMPENSATION COMMITTEE ON: APRIL 15, 2011

APPROVED BY STOCKHOLDERS: JUNE __, 2011

TERMINATION DATE: APRIL 21, 2018

1.	GENERAL.

(a) Successor and Continuation of Prior Plans. The Plan is intended as the successor to and continuation of the Cerus Corporation 1999 Equity Incentive Plan, as amended and the Cerus Corporation 1998 Non-Officer Stock Option Plan (the “Prior Plans”). Following the Effective Date, no additional stock awards shall be granted under the Prior Plans. Any shares remaining available for future awards under the Prior Plans as of the Effective Date (the “Prior Plans Available Reserve”) shall become available for issuance pursuant to Awards granted hereunder. From and after the Effective Date, all outstanding stock awards granted under the Prior Plans shall remain subject to the terms of the Prior Plans; however, any shares subject to outstanding stock awards granted under the Prior Plans that expire or terminate for any reason prior to exercise or settlement (the “Returning Shares”) shall become available for issuance pursuant to Awards granted hereunder. All Awards granted on or after the Effective Date of this Plan shall be subject to the terms of this Plan.

(b) Eligible Award Recipients. The persons eligible to receive Awards are Employees, Directors and Consultants.

(c) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Awards, (iv) Restricted Stock Unit Awards, (v) Stock Appreciation Rights, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(d) General Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(a), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

2.	ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; and (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Awards, and to establish, amend and revoke rules and regulations for the Plan’s administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards.

(iv) To accelerate the time at which a Stock Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(v) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and to bring the Plan and/or Stock Awards into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 9(a) relating to Capitalization Adjustments, stockholder approval shall be required for any amendment of the Plan that either (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (D) materially extends the term of the Plan, or (E) expands the types of Awards available for issuance under the Plan, but only to the extent required by applicable law or listing requirements. Except as provided above, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding “incentive stock options” or (C) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that the Participant’s rights under any Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without the affected Participant’s consent, the Board may amend the terms of any one or more Awards if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated to the Committee, Committees, subcommittee or subcommittees.

(ii) Section 162(m) and Rule 16b-3 Compliance. In the sole discretion of the Board, the Committee may consist solely of two (2) or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (A) delegate to a Committee which need not consist of Outside Directors the authority to grant

Awards to eligible persons who are either (1) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (2) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (B) delegate to a Committee which need not consist of Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d) Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options (and, to the extent permitted by applicable law, other Stock Awards) and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding anything to the contrary in this Section 2(d), the Board may not delegate to an Officer authority to determine the Fair Market Value pursuant to Section 13(v)(ii) below.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(f) Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee shall have the authority to: (i) effect the reduction of the exercise price of any outstanding Option or Stock Appreciation Rights under the Plan (other than pursuant to Section 9 relating to adjustments upon changes in stock), or (ii) cancel any outstanding Options or Stock Appreciation Rights with an exercise price that is greater than the Fair Market Value on the date of cancellation in exchange for the grant in substitution therefore of cash or new Stock Awards under the Plan with an exercise price that is less than the original exercise price of the Options or Stock Appreciation Rights, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

3.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to the provisions of Section 9 relating to adjustments upon changes in stock, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date shall not exceed 10,544,840 shares (the “Share Reserve”), which number is the sum of (i) the number of shares subject to the Prior Plans Available Reserve, (ii) an additional 4,270,000 new shares, plus (iii) an additional number of shares in an amount not to exceed 4,592,156 shares (which number consists of the Returning Shares, if any, as such shares become available from time to time). For clarity, the Share Reserve is a limitation in the number of shares of the Common Stock that may be issued pursuant to the Plan and does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASD Rule 4350(i)(1)(A)(iii) or, if applicable, NYSE Listed Company Manual Section 303A.08, or AMEX Company Guide Section 711 and such issuance shall not reduce the number of shares available for issuance under the Plan. Furthermore, if a Stock Award (i) expires or otherwise terminates without having been exercised in full or (ii) is settled in cash (i.e., the holder of the Stock Award receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of the Common Stock that may be issued pursuant to the Plan.

(b) Subject to subsection 3(c), the number of shares available for issuance under the Plan shall be reduced by: (i) one (1) share for each share of stock issued pursuant to (A) an Option granted under Section 5, or (B) a Stock Appreciation Right granted under subsection 6(c) with respect to which the strike price is at least one hundred percent (100%) of the Fair Market Value of the underlying Common Stock on the date of grant; and (ii) one and five tenths (1.5) shares for each share of Common Stock issued pursuant to a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award or Other Stock Award.

(c) Reversion of Shares to the Share Reserve.

(i) Shares Available For Subsequent Issuance. If any shares of common stock issued pursuant to a Stock Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares which are forfeited shall revert to and again become available for issuance under the Plan. Notwithstanding the provisions of this Section 3(c)(i), any such shares shall not be subsequently issued pursuant to the exercise of Incentive Stock Options. To the extent there is issued a share of Common Stock pursuant to a Stock Award that counted as one and five tenths (1.5) shares against the number of shares available for issuance under the Plan pursuant to Section 3(b) and such share of Common Stock again becomes available for issuance under the Plan pursuant to this Section 3(c), then the number of shares of Common Stock available for issuance under the Plan shall increase by one and five tenths (1.5) shares.

(ii) Shares Not Available For Subsequent Issuance. If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant shall not remain available for issuance under the Plan. Also, any shares reacquired by the Company pursuant to Section 8(g) or as consideration for the exercise of an Option shall not again become available for issuance under the Plan.

(d) Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 3(d), subject to the provisions of Section 9(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be the Share Reserve.

(e) Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted during any calendar year Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award is granted (that is, Options or Stock Appreciation Rights) covering more than eight hundred thousand (800,000) shares of Common Stock.

(f) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the market or otherwise.

4.	ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a parent corporation or subsidiary corporation (as such terms are defined in Sections 424(e) and (f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Consultants. A Consultant shall be eligible for the grant of a Stock Award only if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is a natural person, or because of any other rule governing the use of Form S-8.

5.	OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Option Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option if such Option is granted pursuant to an assumption of or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code (whether or not such options are Incentive Stock Options).

(c) Consideration. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 6(c) are:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board.

(d) Transferability of Options. The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

(i) Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder; provided, however, that the Board may, in its sole discretion, permit transfer of the Option in a manner consistent with applicable tax and securities laws upon the Optionholder’s request.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order, provided, however, that an Incentive Stock Option may be deemed to be a Nonqualified Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be the beneficiary of an Option with the right to exercise the Option and receive the Common Stock or other consideration resulting from an Option exercise.

(e) Vesting Generally. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 5(e) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(f) Termination of Continuous Service. Except as otherwise provided in the applicable Option Agreement or other agreement between the Optionholder and the Company, in the event that an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(g) Extension of Termination Date. Unless otherwise provided in an Optionholder’s Option Agreement, if the exercise of the Option following the termination of the Optionholder’s Continuous Service would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period equal to the original post-termination exercise period applicable to such Award during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. In addition, unless otherwise provided in an Optionholder’s Option Agreement, if the sale of the Common Stock received upon exercise of an Option following the termination of the Optionholder’s Continuous Service would violate the Company’s insider trading policy, then the Option shall terminate on the earlier of (i) the expiration of a period equal to the original post-termination exercise period applicable to such Award during which the exercise of the Option would not be in violation of the Company’s insider trading policy, (ii) the 15th day of the third month after the date on which the Option would cease to be exercisable but for this Section 5(g), or such longer period as would not cause the Option to become subject to Section 409A(a)(1) of the Code; or (iii) the expiration of the term of the Option as set forth in the Option Agreement.

(h) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(i) Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated as the beneficiary of the Option upon the Optionholder’s death, but only within the period ending on the earlier of (A) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (B) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate. If the Optionholder designates a third party beneficiary of the Option in accordance with Section 5(d)(iii), then upon the death of the Optionholder such designated beneficiary shall have the sole right to exercise the Option and receive the Common Stock or other consideration resulting from an Option exercise.

(j) Non-Exempt Employees. No Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act shall be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

6.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) past or future services actually or to be rendered to the Company or an

Affiliate, or (B) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(vii) Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Restricted Stock Unit Award granted under the Plan that is not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Restricted Stock Unit Award will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Restricted Stock Unit Award Agreement evidencing such Restricted Stock Unit Award.

(c) Stock Appreciation Rights. Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Stock Appreciation Rights may be granted as stand-alone Stock Awards or in tandem with other Stock Awards. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Term. No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Stock Appreciation Right Agreement.

(ii) Strike Price. Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The strike price of each Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock equivalents subject to the Stock Appreciation Right on the date of grant.

(iii) Calculation of Appreciation. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right.

(iv) Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.

(v) Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vi) Payment. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vii) Termination of Continuous Service. In the event that a Participant’s Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (A) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (B) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

(viii) Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Stock Appreciation Rights granted under the Plan that are not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Stock Appreciation Rights will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(d) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award that may be granted, may vest, or may be exercised based upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum number of shares that may be granted to any Participant in a calendar year attributable to Stock Awards described in this Section 6(d)(i) shall not exceed five hundred thousand (500,000) shares of Common Stock. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award that may be granted upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum value that may be granted to any Participant in a calendar year attributable to Performance Cash Awards described in this Section 6(d)(ii) shall not exceed one million dollars ($1,000,000). The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that Common Stock authorized under this Plan may be used in payment of Performance Cash Awards, including additional shares in excess of the Performance Cash Award as an inducement to hold shares of Common Stock.

(e) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

(c) No Obligation to Notify. The Company shall have no duty or obligation to any holder of a Stock Award to advise such holder as to the time or manner of exercising such Stock

Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8.	MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has exercised the Stock Award pursuant to its terms and the Participant shall not be deemed to be a stockholder of record until the issuance of the Common Stock pursuant to such exercise has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or in connection with any Award granted pursuant to the Plan shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the

Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g) Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; or (iv) by such other method as may be set forth in the Award Agreement.

(h) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

(i) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee. The Board is authorized to make deferrals of Stock Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j) Compliance with Section 409A of the Code. To the extent that the Board determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Board determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Board may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date.

9.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(d), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 3(d) and 6(d)(i), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award.

(i) Stock Awards May Be Assumed. Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 2.

(ii) Stock Awards Held by Current Participants. Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Stock Awards (and, with respect to Options and Stock Appreciation Rights, the time at which such Stock Awards may be exercised) shall be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).

(iii) Stock Awards Held by Persons other than Current Participants. Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(iv) Payment for Stock Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (A) the fair market value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award (including, at the discretion of the Board, any unvested portion of such Stock Award), over (B) any exercise price payable by such holder in connection with such exercise.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

10.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. Unless sooner terminated by the Board pursuant to Section 2, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

11.	EFFECTIVE DATE OF PLAN.

This Plan shall become effective on the Effective Date.

12.	CHOICE OF LAW.

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

13.        DEFINITIONS. As used in the Plan, the definitions contained in this Section 13 shall apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Award” means a Stock Award or a Performance Cash Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company. Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.

(e) “Cause” means with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated by reason of dismissal without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(f) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction . Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

For clarity, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means Cerus Corporation, a Delaware corporation.

(k) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(l) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(m) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(n) “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code and the regulations promulgated thereunder.

(o) “Director” means a member of the Board.

(p) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Section 22(e)(3) and 409A(a)(2)(c)(i) of the Code.

(q) “Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in 2008 provided this Plan is approved by the Company’s stockholders at such meeting.

(r) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(s) “Entity” means a corporation, partnership, limited liability company or other entity.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date of the Plan as set forth in Section 11, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(v) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

(w) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(x) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(y) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(z) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(aa) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(bb) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(cc) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if permitted under the terms of this Plan, such other person who holds an outstanding Option.

(dd) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ee) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ff) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(gg) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(hh) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(ii) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(d)(ii).

(jj) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) share price performance; (xxiv) debt reduction; (xxv) implementation or completion of projects or processes; (xxvi) customer satisfaction; (xxvii) stockholders’ equity; and (xxviii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(kk) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. At the time of the grant of any Award, the Board is authorized to determine whether, when calculating the attainment of Performance Goals for a Performance Period: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.

(ll) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(mm) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(d)(i).

(nn) “Plan” means this Cerus Corporation 2008 Equity Incentive Plan.

(oo) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(pp) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a

Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(qq) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(rr) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(ss) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(tt) “Securities Act” means the Securities Act of 1933, as amended.

(uu) “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 6(c).

(vv) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(ww) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(xx) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(yy) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital) of more than fifty percent (50%).

(zz) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

CERUS CERUS CORPORATION ATTN: LORI ROLL 2550 STANWELL DRIVE CONCORD, CA 94520

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 31, 2011. Have your proxy card and other proxy materials including the control number set forth in the Notice Regarding the Availability of Proxy Materials (the “Notice”) in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy notices, proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 31, 2011. Have your proxy card and other proxy materials including the control number set forth in the Notice, in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M35854-P08054 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

CERUS CORPORATION

The Board of Directors recommends you vote “FOR” all of the nominees for director set forth in Proposal 1 and “FOR” Proposals 2, 3 and 5 and for every “1 Year” for Proposal 4.

Vote on Proposal 1: Directors

1. To elect the following three nominees for director to the Board of Directors of the Company to hold office until the 2014 Annual Meeting of Stockholders

Nominees:

01) Timothy B. Anderson 02) Bruce C. Cozadd 03) William M. Greenman

Vote on Proposal 2: Amendment to the Company’s 2008 Equity Incentive Plan

2. To approve an amendment to the Company’s 2008 Equity Incentive Plan (the “2008 Plan”) to increase the aggregate number of shares of common stock authorized for issuance under the 2008 Plan by 2,000,000 shares.

Vote on Proposal 3: Advisory Vote on Executive Compensation

3. To approve, on an advisory basis, the compensation of the Company’s named executive officers.

Vote on Proposal 4: Advisory Vote on Preferred frequency of Stockholder Vote on Executive Compensation

4. To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

For All Withhold All For All Except

0 0 0

For Against Abstain

0 0 0

0 0 0

1 Year 2 Years 3 Years Abstain

0 0 0 0

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Proposal 5: Independent Registered Public Accounting Firm

5. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2011.

For Against Abstain

0 0 0

NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). If no direction is made, this proxy will be voted “For All” of the nominees set forth in Proposal 1, and “For” Proposals 2, 3, and 5 and for every “1 Year” for Proposal 4. If any other matters are properly brought before the meeting, the persons named on this proxy will vote on those matters in accordance with their best judgment.

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and our Annual Report which includes the Annual Report on Form 10-K are available at www.proxyvote.com.

M35855-P08054

CERUS CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE 2011 ANNUAL MEETING OF THE STOCKHOLDERS TO BE HELD ON JUNE 1, 2011.

The undersigned hereby appoints HOWARD G. ERVIN and LORI L. ROLL, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Cerus Corporation (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Cerus Corporation to be held at the Company’s administrative offices, located at 2550 Stanwell Drive, Concord, California 94520, on Wednesday, June 1, 2011 at 9:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side and in accordance with the instructions designated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.